Exhibit 4.3

Execution Version

AMENDED AND RESTATED

DECLARATION OF TRUST

OF

Alexander Funding Trust II

Dated as of August 29, 2023

TABLE OF CONTENTS

i

ii

Article XII MISCELLANEOUS		61

Section 12.1	Notices	61
Section 12.2	GOVERNING LAW	63
Section 12.3	Jurisdiction	64
Section 12.4	WAIVER OF TRIAL BY JURY	64
Section 12.5	Third Party Beneficiaries	64
Section 12.6	Enforceability	64
Section 12.7	Counterparts	64

Exhibit A	Certificate of Trust
Exhibit B	Form of Certificate
Exhibit C	Form of Pledge Agreement
Exhibit D	Form of Facility Agreement
Exhibit E	Form of Trust Expense Reimbursement Agreement
Exhibit F	Form of Engagement Letter of Cover & Rossiter
Exhibit G	CUSIPs, Face Amount and Purchase Price of the Eligible Treasury Assets on the Date Hereof

iii

AMENDED AND RESTATED
DECLARATION OF TRUST
OF
ALEXANDER FUNDING TRUST II

This AMENDED AND RESTATED DECLARATION OF TRUST is made as of August 29, 2023 (this “Declaration”), among NRG Energy, Inc., a Delaware corporation (“NRG”), individually and as depositor (in such capacity, the “Depositor”), Deutsche Bank Trust Company Americas (“Deutsche Bank”), a New York banking corporation, as trustee (the “Trustee”), and Deutsche Bank Trust Company Delaware, a Delaware banking corporation, as Delaware trustee (the “Delaware Trustee” and together with the Trustee, the “Trustees”).

WHEREAS, the Depositor and the Trustees have heretofore duly declared and established Alexander Funding Trust II, a statutory trust established pursuant to the Statutory Trust Act (as defined herein) (the “Trust”), by entering into a Declaration of Trust, dated as of August 1, 2023 (the “Original Declaration”), and by the execution by the Trustees and the filing by the Trustees with the Secretary of State of the State of Delaware (the “Secretary of State”) of the Certificate of Trust, filed on August 1, 2023 in the form attached as Exhibit A (the “Certificate of Trust”); and

WHEREAS, the parties hereto desire to amend and restate the Original Declaration in its entirety as set forth herein to provide for, among other things, (i) the issuance and sale of the Trust Securities to the Initial Purchasers pursuant to the Trust Securities Purchase Agreement; (ii) the investment of the proceeds of such issuance in Eligible Treasury Assets; (iii) the execution and performance by the Trust of the Facility Agreement with NRG; (iv) the pledge of Eligible Treasury Assets in favor of the Collateral Agent for the benefit of the LC Issuers, to secure NRG’s reimbursement obligations under the LC Agreement and, with respect to any Eligible Treasury Assets not required to be pledged to the Collateral Agent, in favor of NRG to secure the obligations of the Trust to pay the Notes Purchase Price under the Issuance Right, in each case, pursuant to the Pledge Agreement; and (v) all other actions deemed necessary or desirable in connection with the transactions contemplated by this Declaration, including entering into and performing the other Transaction Agreements to which it is a party.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Original Declaration is hereby amended and restated in its entirety and it is agreed as follows:

Article I

DEFINITIONS AND INTERPRETATION

Section 1.1             Definitions.

(a)          Unless the context otherwise require, in this Declaration (including in the Recitals):

“30/360 Basis” means a calculation for the relevant Distribution Period or other period on the basis of a year of 360 days consisting of twelve 30-day months.

“Affiliate” means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under direct or indirect common control with, such specified Person. For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the term “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which (i) banking institutions in The City of New York or the State of Delaware are authorized or obligated by law or executive order to close or (ii) the Federal Reserve Bank of New York is closed.

“Calculation Agency Agreement” means the Calculation Agency Agreement, dated August 29, 2023, between NRG, as Depositor, and the Calculation Agent.

“Calculation Agent” means Mizuho Securities USA LLC, in its capacity as calculation agent under the Calculation Agency Agreement, or any successor thereto in such capacity.

“Certificate” means a trust certificate in the form attached as Exhibit B, which shall evidence the Trust Securities identified thereon.

“Change in Law” means any adoption (including any announced prospective adoption) of, change (including any announced prospective change) in or amendment to the laws of the United States or any regulations or rulings promulgated by any regulatory authority or agency thereof (including without limitation any authority or agency thereunder or therein affecting taxation), or any adoption of or change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which adoption, change or amendment is announced or becomes effective on or after the original date of issuance of the Trust Securities.

“Change of Control Triggering Event” means (i) a Change of Control has occurred and (ii) the Trust Securities and/or the Senior Notes are downgraded by two or more Rating Agencies on any date during the 60-day period commencing after the earlier of (a) the occurrence of a Change of Control and (b) public disclosure by NRG of the occurrence of a Change of Control or NRG’s intention to effect a Change of Control; provided, however, that a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not constitute a Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at NRG’s or the Trustee’s request that such downgrade was the result of the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade); provided further that no Change of Control Triggering Event shall occur if following such downgrade, (x) the Trust Securities and the Senior Notes are rated Investment Grade by at least two of the Rating Agencies or (y) the ratings of the Trust Securities and the Senior Notes by at least two of the Rating Agencies are equal to or better than their respective ratings on the original date of issuance of the Trust Securities.

“Change of Control Offer Expiration Date” means the third Business Day preceding the Change of Control Payment Date.

“Code” means the United States Internal Revenue Code of 1986.

“Collateral Agent” means Deutsche Bank, in its capacity as collateral agent under the Pledge Agreement, and any successor to Deutsche Bank in such capacity.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at (i) for purposes of surrender, transfer or exchange of any P-Cap Certificate, Deutsche Bank Trust Company Americas, c/o DB Services Americas, Inc., 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256, Attn: Transfer Department and (ii) for all other purposes, at the address of the Trustee specified in Section 12.1(a) or such other address as to which the Trustee may give written notice to the Depositor, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Depositor).

“Defaulted Eligible Treasury Assets” means, with respect to any Distribution Date, all Eligible Treasury Assets (other than Retained Eligible Treasury Assets) held by the Trust that are due and unpaid on such Distribution Date.

“Delaware Trustee” has the meaning specified in the preamble hereto, initially Deutsche Bank Trust Company Delaware, a Delaware banking corporation having its principal place of business in the State of Delaware, not in its individual capacity but solely as Delaware Trustee under this Declaration until a successor or assignee shall have become Delaware Trustee pursuant to Section 4.3(e), and thereafter “Delaware Trustee” shall mean or include each Person who is then a Successor Delaware Trustee hereunder.

“Depositary” means DTC or any successor clearing agency registered under the Exchange Act that is designated to act as Depositary for the Trust Securities as contemplated by Section 5.16.

“Distribution” means a distribution made by the Trust, of and from its assets, to a Holder on account of the Holder’s ownership of a Trust Security.

“Distribution Date” means each January 31 and July 31, commencing on January 31, 2024, and ending on July 31, 2028.

“Distribution Period” means each period from and including 5:00 p.m. on January 31 to, but excluding, 5:00 p.m., on July 31 and each period from and including 5:00 p.m. on July 31 (or from and including 5:00 p.m. on the date of initial issuance of the Trust Securities, as applicable) to but excluding 5:00 p.m. on January 31.

“DTC” means The Depository Trust Company.

“Eligible Bank” means a commercial bank organized under the laws of the United States or a state thereof, the deposits of which are insured by the Federal Deposit Insurance Corporation, which commercial bank has total assets of at least $1 billion and which has a long- term debt rating of not less than Investment Grade.

“Eligible Treasury Assets” means a portfolio of principal and interest STRIPS of U.S. Government Obligations that are selected in accordance with Section 2.9(a) or delivered by NRG to the Trust as part of the Repurchase Price upon a Repurchase of Senior Notes pursuant to Section 2.2(c) of the Facility Agreement.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“Exchange Act” means the United States Securities Exchange Act of 1934.

“Facility Agreement” means the Facility Agreement, dated as of the date hereof, among the Trust, NRG and the Notes Trustee, in substantially the form attached as Exhibit D.

“Fitch” means Fitch Ratings Inc. or any successor entity.

“Global Certificate” means a Certificate registered in the name of a Depositary (or a nominee of a Depositary) and that is held through such Depositary as part of its system for the holding, clearance and settlement of book-entry interests in such Certificate.

“Holder” means, with respect to any Trust Security, the Person in whose name such Trust Security is registered on the Register maintained for that purpose by the Trustee.

“Indenture” means the Indenture, dated as of the date hereof, between NRG and the Notes Trustee, as amended and supplemented by the Supplemental Indenture.

“Investment Company Act” means the United States Investment Company Act of 1940.

“Investment Company Act Event” means the receipt by NRG of an opinion of nationally recognized counsel to the effect that, as a result of a Change in Law, the Trust will be required to, or there is a reasonable likelihood that the Trust will be required to, register under the Investment Company Act.

“IRS” means the United States Internal Revenue Service.

“LC Agreement” means the Letter of Credit Facility Agreement, dated as of the date hereof, and any joinder agreements thereto, among NRG, Deutsche Bank, as administrative agent, the Collateral Agent and certain financial institutions party thereto as LC Issuers for the issuance of letters of credit for the account of NRG.

“LC Issuers” means the financial institutions that issue letters of credit pursuant to the LC Agreement.

“Like Amount” means (i) with respect to a redemption of any Trust Securities, Trust Securities having an initial purchase price equal to the principal amount of Senior Notes to be contemporaneously redeemed in accordance with the Indenture or as to which a Cash Settlement Election has been made in accordance with the Facility Agreement, the proceeds of which will be used to pay the Redemption Price of such Trust Securities and (ii) with respect to any exchange of Trust Securities for Senior Notes pursuant to Section 5.4(e), Senior Notes having a principal amount equal to the aggregate initial purchase price of the Trust Securities to be exchanged.

“Majority of Holders” means Holders of Outstanding Trust Securities constituting more than 50% of the Outstanding Trust Securities.

“Moody’s” means Moody’s Investors Service, Inc., or any successor entity.

“Notes Trustee” means Deutsche Bank, in its capacity as trustee under the Indenture, and any successor to Deutsche Bank, in such capacity.

“NRG Payment” means (i) with respect to an Optional Redemption of Senior Notes, the Optional Redemption Price payable, together with accrued interest payments, to the holders thereof upon such redemption pursuant to the Senior Notes, (ii) with respect to a Change of Control Triggering Event, the Change of Control Payment and (iii) with respect to any Senior Notes as to which NRG has made a Cash Settlement Election, the Cash Settlement Amount.

“NRG Payment Date” means (i) with respect to an Optional Redemption of Senior Notes, the Optional Redemption Date, (ii) with respect to a Change of Control Payment, the Change of Control Payment Date and (iii) with respect to any Senior Notes as to which NRG has made a Cash Settlement Election, the Settlement Date with respect to the relevant exercise of the Issuance Right.

“Offering Memorandum” means the Offering Memorandum, dated August 15, 2023, of the Trust relating to the Trust Securities.

“Officer’s Certificate” means, with respect to any Person that is not an individual, a certificate signed by the chairman of the board, the president, the chief executive officer, the chief financial officer, a vice president, the treasurer, an assistant treasurer, the secretary, an assistant secretary or the comptroller of such Person or, if such Person is a trust, any trustee of the trust. Any Officer’s Certificate delivered with respect to compliance with a condition or covenant provided for in this Declaration shall include:

(i)	a statement that each officer signing the Officer’s Certificate has read the covenant or condition and the definitions relating thereto;

(ii)	a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officer’s Certificate;

(iii)	a statement that each such officer has made such examination or investigation as, in such officer’s opinion, is reasonably necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)	a statement as to whether, to the best knowledge of each such officer, such condition or covenant has been complied with.

“Opinion of Tax Counsel” means an opinion of independent nationally recognized tax counsel experienced in the matter that is the subject of the opinion.

“Outstanding” means, when used with respect to any Trust Securities as of any date, Trust Securities theretofore issued by the Trust except, without duplication, (i) any Trust Securities theretofore cancelled or delivered to the Trustee for cancellation, (ii) any Trust Securities as to which the Trust, NRG or any Affiliate thereof shall be the beneficial owner, or (iii) any Trust Securities represented by any Certificate in lieu of which a new Certificate has been executed and delivered by the Trust.

“P-Caps Tax Event” means the receipt by NRG of an Opinion of Tax Counsel to the effect that, as a result of a Change in Law (other than any amendment or change to section 163(j) of the Code (“section 163(j)”), including any issuance of, or change to, regulations or another official administrative pronouncement under section 163(j) unless, in the opinion of such independent nationally recognized tax counsel, the change of tax law under section 163(j) limits, defers or prohibits the deduction of interest in respect of the Trust Securities in a manner or to an extent different from interest on NRG’s senior debt obligations), NRG will be prevented from, or there is reasonable likelihood that NRG will be prevented from, deducting as interest (or other ordinary) expense for United States federal income tax purposes an amount equal to the payments in respect of the Trust Securities.

“Paying Agent” has the meaning set forth in Section 2.6(e), and shall initially be the Trustee.

“Person” means any individual, corporation, partnership, joint venture, association, limited liability or joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledge Agreement” means the Pledge and Control Agreement, dated as of the date hereof, among the Trust, Deutsche Bank, as collateral agent, Deutsche Bank, as securities intermediary and NRG, in substantially the form attached as Exhibit C.

“Rating Agencies” means (i) each of Moody’s, S&P and Fitch and (ii) if any of Moody’s, S&P or Fitch, ceases to rate the Trust Securities and/or the Senior Notes or fails to make a rating of the Trust Securities and/or the Senior Notes publicly available, a Nationally Recognized Statistical Organization selected by NRG which shall be substituted for Moody’s, S&P or Fitch, as the case may be.

“Record Date” means with respect to each Distribution Date, the close of business on each January 15 and July 15 preceding such Distribution Date.

“Redemption Date” means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Declaration.

“Redemption Price” means, with respect to the redemption of the Trust Securities, the Optional Redemption Price or the Change of Control Payment, as applicable, of a Like Amount of Senior Notes plus accrued and unpaid interest on such Senior Notes, to but excluding the Redemption Date.

“Register” means the list of Persons in whose name the Trust Securities are registered, which list is maintained by or on behalf of the Trust pursuant to Section 5.3.

“Responsible Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Declaration.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., or any successor entity.

“Securities Act” means the United States Securities Act of 1933.

“Securities Intermediary” means Deutsche Bank, in its capacity as such under the Pledge Agreement and under this Declaration, and any successor to Deutsche Bank in such capacity.

“Senior Notes” means up to the Maximum Amount of NRG’s 7.467% Senior Secured First Lien Notes due 2028, to be issued by NRG from time to time under the Indenture, that NRG may require the Trust to purchase from time to time pursuant to the Facility Agreement.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq.

“STRIPS” means principal and interest strips of U.S. Government Obligations created under the U.S. Treasury’s program for Separate Trading of Registered Interest and Principal of Securities (STRIPS) under 31 C.F.R. Section 356.31.

“Supplemental Indenture” means the First Supplemental Indenture, dated as of the date hereof, to the Indenture.

“Transaction Agreements” means, collectively, this Declaration, the Trust Securities Purchase Agreement, the Facility Agreement, the Pledge Agreement, the Calculation Agency Agreement, the LC Agreement, the Trust Expense Reimbursement Agreement, the Indenture and the Senior Notes.

“Trust Expense Reimbursement Agreement” means the Trust Expense Reimbursement Agreement, dated as of the date hereof, between NRG and the Trust, substantially in the form attached as Exhibit E.

“Trust Expenses” means (i) all of the reasonable and documented expenses of the Trust, including the Trustee, Securities Intermediary, Collateral Agent and Delaware Trustee fees, accountants’ or auditors’ fees, ongoing rating agency fees, brokerage or transaction fees and expenses related to transactions for Eligible Treasury Assets, reasonable and documented out-of-pocket legal fees and expenses of a single lead external counsel, a single Delaware counsel and any special subject-matter counsel, if necessary, consulted in the ordinary course by any of the foregoing in their respective capacities as such, tax preparation fees, banking fees, expenses relating to communications, and any other fees or expenses inherent in the operation or liquidation and termination of the Trust and incurred without gross negligence, willful misconduct or bad faith on any of their part and (ii) indemnification payments made by the Trust to the Trustee, Securities Intermediary, the Delaware Trustee or the Collateral Agent.

“Trust Income” for any Distribution Period means (i) any Facility Fee paid by NRG under the Facility Agreement, with respect to the unexercised portion of the Issuance Right, if any, (ii) any amounts paid by NRG under the Trust Expense Reimbursement Agreement, (iii) any Special Facility Fee paid by NRG under the Facility Agreement, (iv) any cash payments received by the Trust on the Eligible Treasury Assets (other than Retained Eligible Treasury Assets) held by the Trust, (v) any purchase price paid by NRG for any Defaulted Eligible Treasury Assets for an amount equal to the face amount of such Defaulted Eligible Treasury Assets and (vi) any interest paid by NRG on any Senior Notes held by the Trust.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939.

“Trust Property” means, as of any particular time, any and all property that shall have been transferred, conveyed or paid to the Trust or to the Trustee (in its capacity as such) on behalf thereof, and all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and which at such time is owned or held by, or for the account of, the Trust or the Trustee on behalf of the Trust.

“Trust Securities” means the pre-capitalized trust securities to be issued by the Trust in the form of the Certificates evidencing undivided beneficial interests in the assets of the Trust in accordance with the terms of this Declaration and designated as the “Pre-Capitalized Trust Securities Redeemable July 31, 2028”.

“Trust Securities Purchase Agreement” means the Trust Securities Purchase Agreement, dated August 15, 2023, among the Trust, NRG and Mizuho Securities USA LLC and RBC Capital Markets, LLC, on behalf of the initial purchasers named therein.

“Trustee” has the meaning specified in Section 4.1(a), and shall initially be Deutsche Bank not in its individual capacity but solely as trustee under this Declaration, and any Successor Trustee to Deutsche Bank in such capacity.

“U.S. Government Obligations” means U.S. Treasury securities that are direct obligations of the United States for the payment of which its full faith and credit is pledged.

(b)            As used herein, each of the following terms shall have the meaning set forth in the Section of this Agreement or in the other document set forth opposite such term in the table below, unless otherwise required:

Applicable AML Law	Section 4.9
Authorized Officer	Pledge Agreement
Automatic Exercise	Facility Agreement
Automatic Exercise Event	Facility Agreement
Automatic Exercise Notice	Facility Agreement
Available Amount	Facility Agreement
Bankruptcy Event	Facility Agreement
Blocked Eligible Treasury Assets	Section 2.10(b))
Cash Settlement Amount	Facility Agreement
Cash Settlement Election	Facility Agreement
Certificate of Trust	Recitals
Change of Control Offer	Section 5.10(a)
Change of Control Offer Issuance Amount	Facility Agreement
Change of Control Payment	Section 5.10(a)
Change of Control Payment Date	Section 5.10(a)
Change of Control Redemption Amount	Section 5.10(a)
Collateral Enforcement Event	Facility Agreement
Collateral Trust Agreement	Senior Notes
Declaration	Preamble
Depositor	Preamble
Depositor Affiliated Owner/Holder	Section 5.4(e)
Deutsche Bank	Preamble
Eligible Purchaser	Section 5.5(a)
Entitlement Holder	Pledge Agreement
Entitlement Order	Pledge Agreement

Exchanged Notes	Section 5.4(e)
Exchanged Trust Securities	Section 5.4(e)
Facility Fee	Facility Agreement
Indemnified Person	Section 9.1(c)
Initial Purchasers	Trust Securities Purchase Agreement
Investment Grade	Facility Agreement
Issuance Right	Facility Agreement
Issuance Notice	Facility Agreement
Legal Action	Section 2.6(a)(xi)
Liquidation Distribution Date	Section 8.2(c)
List of Holders	Section 5.14(a)
Mandatory Exercise	Facility Agreement
Maximum Amount	Facility Agreement
Notes Purchase Price	Facility Agreement
NRG	Preamble
Optional Redemption	Senior Notes
Optional Redemption Date	Senior Notes
Optional Redemption Price	Senior Notes
Original Declaration	Recitals
Overdue Amounts	Section 5.8(d)
Paying Agent	Section 2.6(e)
Permitted Liens	LC Agreement
Pledged Property Accounts	Pledge Agreement
Remaining Amounts	Section 2.9(b)
Repurchase	Facility Agreement

Repurchase Right	Facility Agreement
Repurchase Settlement Date	Facility Agreement
Retained Eligible Treasury Assets	Section 2.10(b)
SEC	Facility Agreement
Secretary of State	Recitals
Security Registrar	Indenture
Settlement Date	Facility Agreement
Special Facility Fee	Facility Agreement
Similar Laws	Section 5.5(a)
Successor Delaware Trustee	Section 4.3(e)(i)
Successor Trustee	Section 4.3(d)(i)(A)
Transfer Agent	Section 2.6(a)(xvi)
Trust	Recitals
Trust Collateral Account	Section 2.6(c)
Trust Dissolution Date	Section 8.1(a)
Trust Notes Account	Section 2.6(c)
Trust Property Account	Section 2.6(c)
Trustee	Preamble
Trustees	Preamble
Trustee’s Fee	Section 4.1(d)
Voluntary Exercise	Facility Agreement

Section 1.2             Interpretation. Unless the context otherwise requires, in this Declaration:

(a)           any reference to this Declaration or any other agreement or document shall be construed as a reference to this Declaration or such other agreement or document, as applicable, as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms;

(b)           any reference to a statute or regulation shall be construed as a reference to such statute or regulation or any successor or replacement statute or regulation, in each case as the same may have been, or may from time to time be, amended, varied or supplemented in accordance with its terms;

(c)           any reference to time shall be to New York City time;

(d)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Declaration as a whole and not to any particular section, clause or other subdivision, and references to “Articles”, “Sections” and “Exhibits” refer to Articles or Sections of and Exhibits to this Declaration;

(e)           the word “including” shall be deemed to be followed by the words “without limitation”;

(f)            any definition shall be equally applicable to both the singular and plural forms of the defined terms;

(g)           headings contained in this Declaration are inserted for convenience of reference only and do not affect the interpretation of this Declaration or any provision hereof;

(h)           whenever in this Declaration any Person is named or referred to, the successors and assigns of such Person shall be deemed to be included, and all covenants and agreements in this Declaration by the Depositor, the Trustee and the Delaware Trustee shall bind and inure to the benefit of their respective successors and assigns, whether or not so expressed; and

(i)            if a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

Article II

ORGANIZATION

Section 2.1              Name. The trust continued hereby shall be known as “Alexander Funding Trust II”, as such name may be modified from time to time by the Trustee with the consent of a Majority of Holders, following written notice to the Delaware Trustee.

Section 2.2             Office. The principal office of the Trust shall be the Corporate Trust Office of the Trustee. The principal office of the Trust in the State of Delaware is the office of the Delaware Trustee in Delaware, which as of the date hereof is located at 111 Continental Drive, Suite 102, Newark, Delaware 19713, Attention: Alexander Funding Trust II. Each of the Trustee and Delaware Trustee may designate another principal office of the Trust after not less than 10 Business Days’ written notice to the Holders.

Section 2.3             Nature and Purpose of the Trust.

(a)          The Trust shall be a “statutory trust” as defined in the Statutory Trust Act and this Declaration shall constitute its governing instrument. The Certificate of Trust has been duly filed with the Secretary of State. The debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust shall be enforceable only against the assets of the Trust.

(b)          The purposes and functions of the Trust are, and, subject to the provisions set forth in Section 2.7, the Trust shall have the power and authority to, subject to the Depositor’s performance of its obligations pursuant to Article III hereof:

(i)              issue the Trust Securities, with each Trust Security representing an undivided beneficial interest in the Trust’s assets, and enter into the Trust Securities Purchase Agreement with the Initial Purchasers and NRG for that purpose;

(ii)             invest the net proceeds from the issuance and sale of the Trust Securities in Eligible Treasury Assets as directed by NRG;

(iii)            enter into the Facility Agreement with NRG and the Notes Trustee, in substantially the form of Exhibit D;

(iv)            enter into the Pledge Agreement with the Collateral Agent, the Securities Intermediary and NRG, in substantially the form of Exhibit C, for the benefit of the Collateral Agent for the LC Issuers, to secure reimbursement obligations under the LC Agreement and, with respect to any Eligible Treasury Assets that are not required to be pledged to the Collateral Agent for the benefit of the LC Issuers, in favor of NRG to secure the obligations of the Trust to pay the Notes Purchase Price under the Facility Agreement;

(v)            enter into the Trust Expense Reimbursement Agreement with NRG in substantially the form of Exhibit E pursuant to which NRG will agree to advance or reimburse the Trust for the Trust’s obligations relating to the Trustee’s Fee and Trust Expenses;

(vi)            execute, deliver and perform its obligations under the foregoing agreements and the other Transaction Agreements to which it is a party and comply with the terms thereof;

(vii)           upon the exercise of the Issuance Right, in whole or in part, delivering to NRG all or the applicable portion of the Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) as identified by Calculation Agent (in the amount identified by the Calculation Agent), less any Eligible Treasury Assets then subject to a Collateral Enforcement Event, in exchange for the Senior Notes being sold or the cash payment that NRG elects to make in lieu of such Senior Notes, provided that prior to the termination of the LC Agreement, in lieu of receiving the Eligible Treasury Assets from the Trust, NRG has the right to require the Trust to continue to hold such Eligible Treasury Assets subject to the terms of the Pledge Agreement (however, the Holders of the Trust Securities will have no interest in and no rights to receive delivery of any Retained Eligible Treasury Assets or proceeds thereof);

(viii)          upon a Repurchase, deliver to NRG Senior Notes held by the Trust and receive Eligible Treasury Assets from NRG in exchange therefor, in accordance with the Facility Agreement;

(ix)            upon an Optional Redemption, Voluntary Exercise or Mandatory Exercise as to which NRG has made a Cash Settlement Election, receive from NRG the NRG Payment and use it to redeem a Like Amount of Trust Securities pursuant to Section 5.10, subject to the priorities of distribution set forth in Section 8.2(c);

(x)             on each Distribution Date, distribute its Trust Income for the related Distribution Period to the Holders, after payment of any expenses and other amounts payable by the Trust, as provided in Section 5.8, and subject to its other obligations under the Transaction Agreements;

(xi)            in accordance with, and subject to, Article VIII, distribute any Senior Notes it holds subject to its other obligations under the Transaction Agreements;

(xii)           on each date that the Trustee is required to make a distribution in accordance with Section 5.8(d)(i) or (ii), distribute all Overdue Amounts together with the applicable Special Facility Fee in accordance therewith;

(xiii)          hold the Eligible Treasury Assets and the other assets of the Trust (including holding any Senior Notes that may be sold to it) and sell any Defaulted Eligible Treasury Assets to NRG at their face amount;

(xiv)          liquidate all or a portion of its Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) and distribute any Senior Notes in accordance with the terms hereof;

(xv)           hold the Retained Eligible Treasury Assets in accordance with the Pledge Agreement;

(xvi)          acquire, hold, manage, pledge, invest, dispose of and otherwise deal with the Trust Property, subject to the terms of the Transaction Agreements;

(xvii)         acknowledge the addition of any LC Issuers to the LC Agreement by executing any joinder agreement thereto that has been signed by NRG; and

(xviii)       except as otherwise set forth herein, engage in other activities necessary or incidental to the foregoing.

Section 2.4             Authority. Subject to the limitations provided in this Declaration, the Trustee shall have the power and authority to carry out the purposes of the Trust. An action taken by the Trustee in accordance with its powers shall constitute the act of and serve to bind the Trust. In dealing with the Trustee acting on behalf of the Trust, no Person shall be required to inquire into the authority of the Trustee to bind the Trust. Persons dealing with the Trust are entitled to rely conclusively on the power and authority of the Trustee as set forth in this Declaration.

Section 2.5             Title to Property. Legal title to all assets attributable to the Trust shall be vested at all times in the Trust as a separate legal entity, except where applicable law in any jurisdiction requires title to any part of the assets to be vested in a trustee or trustees, in which case legal title shall be deemed to be vested in the Trustee.

Section 2.6              Powers and Duties of the Trustee.

(a)           The Trustee shall have the power and authority to, and subject to Article IV, shall, cause the Trust to engage in the following activities:

(i)              to issue and sell the Trust Securities in accordance with this Declaration and the Trust Securities Purchase Agreement at the direction of the Depositor; provided that (A) the Trust may issue no more than one class of Trust Securities; and (B) there shall be no equity interests in the Trust other than the Trust Securities;

(ii)             to purchase Eligible Treasury Assets identified by the Calculation Agent in consultation with NRG with the proceeds from the sale of the Trust Securities and to hold the same, subject to the provisions of this Declaration and the Trust’s obligations under the Transaction Agreements;

(iii)            to enter into the Facility Agreement with NRG and the Notes Trustee in substantially the form attached as Exhibit D and the Pledge Agreement with the Collateral Agent, the Securities Intermediary and NRG, in substantially the form attached as Exhibit C, and thereby pledge the Eligible Treasury Assets and the proceeds thereof to the Collateral Agent for the benefit of the LC Issuers to secure reimbursement obligations under the LC Agreement and, with respect to any Eligible Treasury Assets not required to be pledged to the Collateral Agent, in favor of NRG, to secure the obligations of the Trust to pay the Notes Purchase Price under the Issuance Right and, in each case, perform the Trust’s obligations, and exercise its rights, thereunder;

(iv)            to purchase and hold the Senior Notes, if and to the extent that NRG exercises the Issuance Right (including a Mandatory Exercise) or upon an Automatic Exercise, until (A) such Senior Notes are repurchased or redeemed pursuant to a Repurchase Right or Optional Redemption, (B) the Trust is liquidated pursuant to Article VIII or (C) the Trustee is required to liquidate any such Senior Notes pursuant to Section 5.8(d), Section 5.9 or Section 8.2 or any other provision of this Declaration;

(v)             to exercise voting rights with respect to any Senior Notes held by the Trust, if and when any Senior Notes are issued to the Trust upon NRG’s exercise of the Issuance Right, including a Mandatory Exercise or an Automatic Exercise, until such time as such Senior Notes may be redeemed or the Trust is liquidated, in the same manner and proportion as directed by the Holders of the Trust Securities providing direction (and absent such direction the Trustee shall take no action);

(vi)            upon a Repurchase, to deliver to NRG all or a portion of the Senior Notes then held by the Trust and to receive Eligible Treasury Assets in exchange for the Senior Notes in accordance with the Facility Agreement;

(vii)          to redeem all or a portion of the Trust Securities upon an Optional Redemption, Change of Control Triggering Event or Voluntary Exercise as to which NRG has made a Cash Settlement Election and receipt of the NRG Payment, subject to the priorities set forth in Section 8.2(c), or if a Trust Dissolution Date occurs pursuant to Section 8.1(a)(i);

(viii)         to enter into the Trust Expense Reimbursement Agreement with NRG, and to collect from NRG any amounts due thereunder;

(ix)            to establish a record date with respect to all actions to be taken hereunder that require a record date be established (provided that the record date with respect to regular income Distributions and distributions in connection with any dissolution of the Trust shall be determined in accordance with the definition of the term “Record Date”), including voting rights, exchanges and final distributions, and to issue relevant notices to the Holders as to such actions and applicable record dates;

(x)             to give prompt written notice to the Holders of any event set forth in Section 8.1(a) and of any Change of Control Triggering Event upon a Responsible Officer receiving a written notice thereof;

(xi)            to bring or defend, pay from the Trust Property, collect, compromise, resort to legal action, or otherwise adjust claims or demands of or against the Trust (each such action, a “Legal Action”), or take any other Legal Action that arises out of or in connection with the duties of the Trustee under this Declaration;

(xii)           to sell Defaulted Eligible Treasury Assets at their face amount to NRG;

(xiii)          to take all actions and perform such express duties as may be required of the Trustee pursuant to the terms of this Declaration or the Trust Securities;

(xiv)          to employ or otherwise engage agents, brokers, managers, contractors, advisors and consultants and pay from the Trust Property reasonable compensation for such services, subject to Section 4.1(d);

(xv)           to incur expenses that are necessary to carry out any of the purposes of the Trust described in Section 2.3(b) or the Trustee’s duties set forth in this Declaration;

(xvi)          to act as, or appoint another Person to act as, registrar and transfer agent (the “Transfer Agent”) for the Trust Securities;

(xvii)         to execute and deliver each other Transaction Agreement to which it is a party, and to perform the Trust’s obligations and exercise its rights thereunder;

(xviii)         to the extent directed in writing by NRG, to execute all other documents or instruments, perform all duties and powers, and do all things for and on behalf of the Trust in all matters necessary or incidental to the foregoing;

(xix)           to the extent directed in writing by NRG, to take all action that may be necessary or appropriate for the preservation and continuation of the Trust’s valid existence, rights, franchises and privileges as a statutory trust under the laws of the State of Delaware;

(xx)            to take any action, or to decline to take any action, not in violation of this Declaration, the Transaction Agreements or applicable law, in carrying out the activities of the Trust as set forth in this Section 2.6, including (A) upon advice of counsel, at the direction of Depositor, taking any action to cause the Trust not to be deemed to be an investment company required to be registered under the Investment Company Act, provided that such action does not adversely affect any of the rights, preferences and privileges of the Holders, and (B) declining to take any action that would be reasonably likely to cause the Trust to be characterized as an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes; provided that the foregoing shall not alter any right or obligation of the Trust to comply with an Issuance Notice or any direction or instruction of the Holders provided hereunder (subject to Section 10.4);

(xxi)           to take all actions with respect to tax forms and tax returns as set forth in Section 7.1 and subject to Depositor’s and the Trust’s accountants’ obligations thereunder;

(xxii)          to provide information to Holders or prospective purchasers as set forth in Section 7.2(b);

(xxiii)         to hold Retained Eligible Treasury Assets in accordance with the Pledge Agreement;

(xxiv)         to execute on behalf of the Trust the engagement letter of the accounting firm of Cover & Rossiter in the form attached hereto as Exhibit F, relating to the preparation of financial statements and tax filings for the Trust (for the avoidance of doubt, such accounting firm shall be an independent contractor of the Trust and shall not be considered an agent of the Trustee or the Delaware Trustee nor under their supervision and control; and neither the Trustee nor the Delaware Trustee shall be liable for any claims, liabilities or expenses relating to such accounting firms’ engagement, any advice or work of the Trust’s accountants or any report or filing issued, prepared or made by, such accounting firm in connection with such engagement);

(xxv)          to execute any joinder agreement to the LC Agreement that has been signed by NRG; and

(xxvi)         to engage in other activities necessary or incidental to the foregoing.

(b)          On the date of this Declaration (and on an annual basis thereafter until the Trust Dissolution Date), the Trustee shall execute the engagement letter referenced in Section 2.6(a)(xxiv) of this Declaration, each of the Transaction Agreements to which the Trust is intended to be a party and the initial Certificates on behalf of the Trust and shall thereafter cause the Trust to perform its obligations thereunder.

(c)          The Trustee shall establish and maintain with the Securities Intermediary (and keep records of) a segregated, non-interest-bearing trust account (the “Trust Property Account”) in the name of and under the exclusive control of the Trustee on behalf of the Trust, and upon the receipt of payments of funds representing Trust Income or any other payments of funds made under or in respect of the Trust Property, deposit such funds into the Trust Property Account until such cash balances are required to be distributed, invested or applied to any obligation of the Trust in accordance with this Declaration or any other Transaction Agreement. The Trust Property Account shall be a non-interest-bearing trust account at an Eligible Bank (which may include the Trustee). Money held by the Trustee shall be segregated from its funds and other funds held by it. The Trustee shall also establish with the Securities Intermediary (and keep records of) segregated, non-interest bearing Dollar-denominated accounts, which accounts shall be maintained until the termination of the Pledge Agreement:

(i)             Account # AA5672.2 entitled “Trust Collateral Account;”

(ii)            Account # AA5672.3 entitled “Trust Notes Account;”

(d)          The Trust Property Account and the Trust Notes Account shall not be subject to any liens in favor of the Collateral Agent or NRG and the Trust shall remain the sole Entitlement Holder thereof and shall be the only party that may deliver Entitlement Orders on such accounts. For administrative purposes, additional sub-accounts within the Pledged Property Accounts or the Trust Property Account may be established and created by Securities Intermediary from time to time, each of which shall be, and shall be treated as, an account of the same type as the account within which such sub-account was created.

(e)          Subject to Article IV, the Trustee shall take all actions and perform such duties as may be required of the Trustee as it may be directed from time to time in writing by a Majority of Holders to protect the interests of the Trust and the Holders.

(f)           The Trustee may authorize one or more Persons (each, a “Paying Agent”) to pay expenses of the Trust, Distributions, dissolution payments or other amounts on behalf of the Trust with respect to the Trust Securities. The initial Paying Agent shall be the Trustee. Any Paying Agent may be removed by the Trustee at any time and a successor Paying Agent or additional Paying Agents may be appointed at any time by the Trustee.

(g)          Notwithstanding any other provision in this Declaration or elsewhere, the Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of (except in accordance with Section 2.6(a)) or otherwise deal with the Trust Property or to otherwise take or refrain from taking any action under, or in connection with, this Declaration or any other document to which the Trust is a party, except for (i) duties expressly required to be performed by the Trustee by the terms of this Declaration or the Transaction Agreements to which the Trust is a party or in accordance with written instructions from a Majority of Holders, and (ii) duties required to be performed by the Trust by any Transaction Agreement to which is it a party, or any other agreement authorized by this Declaration.

(h)          The Trustee shall exercise the powers set forth in this Section 2.6 in a manner that is consistent with the purposes and intentions of the Trust set forth in Section 2.3, and the Trustee shall not take, nor shall the Holders, including a Majority of Holders, instruct the Trustee to take, any action that is inconsistent with the purposes and functions of the Trust set forth in Section 2.3.

Section 2.7             Prohibition of Actions by the Trust and the Trustee. The Trust shall not, and the Trustee shall cause the Trust not to, nor shall the Holders, including a Majority of Holders, direct the Trustee to, engage in any activity other than as expressly required or authorized by this Declaration or the other Transaction Agreements. In particular, the Trust shall not and the Trustee shall cause the Trust not to:

(a)           re-invest any distributions received on the Trust Property, but the Trust shall, subject to Section 5.8 and Section 8.2, distribute all such proceeds, after satisfying any obligations of the Trust, to the Holders pursuant to the terms of this Declaration;

(b)          acquire any assets other than as expressly provided herein;

(c)           possess Trust Property for any purpose other than the purposes of the Trust, as described in Section 2.3;

(d)          make any loans or incur any indebtedness or acquire any property other than Eligible Treasury Assets, the Senior Notes, the Trust Property Account and the rights of the Trust under the Transaction Agreements to which the Trust is a party;

(e)           incur any lien or encumbrance on any Trust Property, other than the security interest created pursuant to the Pledge Agreement and Permitted Liens;

(f)           except as expressly set forth herein, act in such a way as to vary the terms of the Trust Securities in any way whatsoever;

(g)          issue any securities or other evidences of beneficial ownership of, or beneficial interest in, the Trust other than the Trust Securities;

(h)          (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trust as the holder of Trust Property or exercising any power conferred upon holders of any Trust Property, (ii) waive any past default or violation that is waivable under the terms of any Trust Property, or (iii) consent to any amendment or modification of the terms of any Trust Property where such consent shall be required, except in each case after receiving instructions from the Holders pursuant to Article X; provided that this paragraph shall not limit the authority and obligation of the Trustee to take any action expressly contemplated by this Declaration or any Transaction Agreement to which it is a party, and no instructions from the Holders shall be required in connection therewith;

(i)            file a certificate of cancellation of the Trust or take any other action to terminate the Trust, except in connection with a dissolution of the Trust pursuant to Article VIII;

(j)            permit any Trust Securities to be included on (or recognize any purchases or sales of any Trust Securities through) (i) any national, non-U.S., regional, local or other securities exchange, or (ii) any over-the-counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise);

(k)           exercise any voting rights in respect of the Senior Notes without first obtaining directions from the Holders as provided in Section 4.7(a)(xii);

(l)            object or seek to restrain or prohibit, temporarily or permanently, whether upon occurrence of a Bankruptcy Event or otherwise, NRG from issuing the Senior Notes and selling such Senior Notes to the Trust in exchange for the Eligible Treasury Assets in accordance with the Facility Agreement, including but not limited to, upon the occurrence of an Automatic Exercise or Mandatory Exercise; or

(m)          raise any defense expressly waived pursuant to Section 5.1 of the Facility Agreement.

Section 2.8             Execution of Documents. Except as otherwise required by the Statutory Trust Act, the Trustee is authorized to execute, deliver and perform on behalf of the Trust any documents that the Trustee has the power and authority to cause the Trust to execute pursuant to Section 2.6.

Section 2.9             Investment in Eligible Treasury Assets.

(a)           Promptly following the receipt of the proceeds from issuance of the Trust Securities, the Trustee shall invest such proceeds in Eligible Treasury Assets that are scheduled to make payments (i) with respect to each Distribution Date, in an aggregate amount equal to 4.33273% per annum applied to (for each Distribution Period) the initial Maximum Amount, calculated on a 30/360 Basis, and (ii) in an amount equal to the initial Maximum Amount on July 31, 2028. For the avoidance of doubt, Exhibit G sets forth the CUSIP, face amount and purchase price of each U.S. Treasury STRIP comprising the Eligible Treasury Assets in which the Trustee shall invest on the date hereof (without limiting the composition of the Eligible Treasury Assets as of any date thereafter).

(b)          If any proceeds of the issuance of the Trust Securities remain after the purchase of the required amount of Eligible Treasury Assets pursuant to Section 2.9(a) (the “Remaining Amounts”), the Trustee shall apply such Remaining Amounts to pay the Trustee’s Fee and the Trust Expenses and shall not request NRG to reimburse it for such amounts.

Section 2.10           Exercise of the Issuance Right; Facility Agreement.

(a)          Subject to clause (b) below and Sections 5.8(b) and 5.8(d)(ii), upon receipt by a Responsible Officer of the Trustee of an Issuance Notice from NRG (including in the event of a Mandatory Exercise) or an Automatic Exercise Notice, NRG will sell the Senior Notes to the Trust, and in exchange the Trust will deliver to NRG the Notes Purchase Price not later than 3:00 p.m. on the applicable Settlement Date in accordance with the terms and conditions set forth in the Facility Agreement.

(b)          Following any exercise of the Issuance Right, the Trust will hold any Senior Notes so sold to it and any remaining Eligible Treasury Assets. Pursuant to the Facility Agreement, prior to the termination of the LC Agreement, Eligible Treasury Assets that are pledged to the Collateral Agent shall only be delivered to NRG by the Trust if, upon the delivery of such Eligible Treasury Assets to NRG (i) such Eligible Treasury Assets will continue to be pledged to the Collateral Agent pursuant to the Pledge Agreement, subject to no other liens (other than Permitted Liens) and (ii) no default would exist or result under the LC Agreement or the Pledge Agreement from such delivery of the Eligible Treasury Assets (any Eligible Treasury Assets retained by the Trust after exercise of the Issuance Right pursuant to such limitation, the “Blocked Eligible Treasury Assets”). Prior to the termination of the LC Agreement, following any Mandatory Exercise or Automatic Exercise of the Issuance Right, in lieu of receiving the Eligible Treasury Assets from the Trust, NRG shall have the right to require the Trust to continue to hold such Eligible Treasury Assets subject to the terms of the Pledge Agreement (such Eligible Treasury Assets held by the Trust after a Mandatory Exercise or Automatic Exercise of the Issuance Right, together with any Blocked Eligible Treasury Assets, “Retained Eligible Treasury Assets”); provided however that the Holders of the Trust Securities will have no interest in and no rights to receive delivery of any Retained Eligible Treasury Assets or proceeds thereof.

(c)          The Trustee shall deliver, in exchange for the Senior Notes being issued pursuant to the Issuance Right (or, in respect of any Senior Notes as to which NRG has made a Cash Settlement Election, in exchange for the applicable Cash Settlement Amount), the Notes Purchase Price in respect of such exercise pursuant to the Facility Agreement and shall credit such Senior Notes (or Cash Settlement Amount) to the Trust Notes Account (or the Trust Property Account) upon receipt, less any Eligible Treasury Assets then subject to a Collateral Enforcement Event. Any Eligible Treasury Assets delivered to NRG by the Trust will be credited or delivered in accordance with Section 3.1 of the Facility Agreement.

(d)          Upon receipt by a Responsible Officer of the Trustee of a notice of exercise of the Repurchase Right, the Trustee shall take such action as may be required to cause the Trust to deliver to NRG the Senior Notes held by the Trust in exchange for the Eligible Treasury Assets on the Repurchase Settlement Date in accordance with the Facility Agreement and shall credit such Eligible Treasury Assets to the Trust Property Account upon receipt.

(e)            The Trustee shall deliver the Automatic Exercise Notice to NRG after a Responsible Officer of the Trustee receives a written notice of any Automatic Exercise Event set forth in clause (i) of the definition thereof in the Facility Agreement in accordance with the Facility Agreement.

Section 2.11          Mergers. The Trust may not consolidate, amalgamate, merge or convert with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any Person, except to a trust organized as such under the laws of any state of the United States and with the unanimous consent of the Holders or, in connection with the transfer of Eligible Treasury Assets as expressly permitted under this Declaration. The Trust shall provide written notice of any of the foregoing events to each Rating Agency.

Section 2.12           Limitation on Directions to the Trustee. Neither the Holders, including a Majority of Holders, nor the Depositor shall direct the Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Trustee under this Declaration or any of the Transaction Agreements to which the Trust is a party or would be contrary to Section 2.3, nor shall the Trustee be obligated to follow any such direction, if given.

Section 2.13           Duration of the Trust. The Trust shall be dissolved, liquidated and terminated pursuant to the provisions of Article VIII.

Section 2.14           Notices to the Trust and Trustee under the Facility Agreement. Other than as specifically set forth in the Facility Agreement or herein, neither the Trust nor the Trustee shall be entitled to receive from NRG any certificate, opinion or other document in connection with the exercise of the Issuance Right.

Article III

RESPONSIBILITIES OF THE DEPOSITOR

Section 3.1             Responsibilities of the Depositor. The Depositor’s execution and delivery on behalf of the Trust of the Trust Securities Purchase Agreement with the Initial Purchasers and NRG is hereby ratified. In connection with the issue and sale of the Trust Securities, the Depositor shall have the exclusive right and responsibility to engage in the following activities:

(a)           to take appropriate action to qualify or register for sale all or part of the Trust Securities in such States as directed by the Initial Purchasers under the Trust Securities Purchase Agreement and to do any and all such acts as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such States, other than actions that must be taken by the Trust, and advise the Trustee, or its Affiliates or agents, of actions the Trust must take, and prepare for execution and filing any documents to be executed and filed by the Trust;

(b)           subject to the terms of the Trust Securities Purchase Agreement, to advise the Trustee, or its Affiliates or agents, of actions the Trust must take, and prepare for execution and filing any documents to be executed and filed by the Trust, as the Depositor deems necessary or advisable in order to comply with any applicable rules and regulations of the SEC promulgated under the Securities Act, the Exchange Act, the Trust Indenture Act, the Investment Company Act or any other applicable law or to obtain or maintain exemptions therefrom or other forms of relief thereunder or to make any filings or take any actions required thereby or deemed necessary or advisable with respect to the Trust, the Trust Securities or any Trust Property or the offering of the Trust Securities;

(c)           to take all reasonable actions necessary to enable each Rating Agency to provide its respective rating with respect to the Trust Securities;

(d)           cause a Calculation Agent to be available at all times pursuant to the terms of the Calculation Agency Agreement;

(e)           assist the Trust with its accounting and tax compliance obligations and financial reporting requirements, including directing the retention of a nationally recognized accounting firm as the Trust’s accountants; and

(f)           prepare any Change in Control Offer and related notices required in connection with a Change in Control Triggering Event.

Section 3.2             Financing Statements.

It shall be the Depositor’s responsibility (and not that of the Trustee) to cause the Trust or a third-party to file all financing statements (including on Form UCC-1 and Form UCC-3) and such other security documents to be executed by the Trust in such offices and locations as are necessary, including those financing statements contemplated in the Pledge Agreement.

Article IV

THE TRUSTEES

Section 4.1             Trustees; Eligibility.

(a)          There shall at all times be one primary trustee which shall act as trustee of the Trust and which shall:

(i)              not be an Affiliate of NRG; and

(ii)              be a Person organized and doing business under the laws of the United States of America or any State or Territory thereof or of the District of Columbia, authorized under such laws to exercise corporate trust power, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, state, territorial or District of Columbia authority.

If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to herein, then for the purposes of this Section 4.1(a), the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

(b)           If at any time the Trustee shall cease to be eligible to so act under Section 4.1(a), the Trustee shall immediately resign upon the request of the Majority of Holders in the manner and with the effect set forth in Section 4.3.

(c)           Notwithstanding the fact that neither the Trust nor the Trust Securities are subject to the Trust Indenture Act, if the Trustee has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

(d)          The initial Trustee shall be Deutsche Bank. Such Trustee shall be entitled to receive an annual administration fee (the “Trustee’s Fee”) for the services it is performing as Trustee in an amount agreed pursuant to the DBTCA Proposal of Fees dated July 18, 2023 and accepted by NRG and other extraordinary fees and expenses set forth therein, and other extraordinary fees and expense set forth herein, or as otherwise agreed in writing between NRG and the Trustee. Any Trust Expenses (unless paid out of any Remaining Amounts as required pursuant to Section 2.9(b)) shall be advanced or reimbursed by NRG under the Trust Expense Reimbursement Agreement and may be paid out of the Trust Property in accordance with Section 5.8(d)(ii), Section 5.9 or Section 8.2. All Remaining Amounts shall be applied to pay Trust Expenses prior to the Trustee seeking advancement or reimbursement for such expenses from NRG.

(e)           In accepting the trust hereby created, the Trustee agrees to act solely as trustee hereunder and not in its individual capacity, except as expressly provided herein and in the other Transaction Agreements to which the Trust is intended to be a party. All Persons having any claim against the Trustee in its capacity as such by reason of the transactions contemplated by the documents to which the Trust is a party shall look only to the Trust Property (or the applicable part thereof, as the case may be) and not to the Trustee in its individual capacity. Without limiting the generality of the foregoing, the Trustee in its capacity as such or individually shall not be responsible or liable for or in respect of the validity or sufficiency of this Declaration or for the due execution hereof by the Depositor, or for the form, character, genuineness, sufficiency, value or validity of the Trust Property, and the Trustee makes no representations as to, and shall have no duty to monitor (x) the value or condition of the Trust Property or any part thereof, or (y) the validity or sufficiency of this Declaration, the Transaction Agreements or the Trust Securities.

(f)           The Trustee shall not be required to provide, on its own behalf, any surety bond or other kind of security in connection with the execution of any of its trusts or powers under this Declaration or any other Transaction Agreement or the performance of its duties hereunder.

Section 4.2             Delaware Trustee. At all times required by Section 3807(a) of the Statutory Trust Act, the Trust shall have a trustee meeting the requirements of such Section. The duties and responsibilities of the Delaware Trustee shall be limited solely to (a) accepting legal process served on the Trust in the State of Delaware and (b) the execution and delivery of all documents, and the maintenance of all records, necessary to form and maintain the existence of the Trust under the Statutory Trust Act. The Delaware Trustee, in such capacity, shall not be entitled to exercise any powers, nor have any of the duties and responsibilities, of the Trustee described in this Declaration but shall be entitled to all of the protections, immunities, rights and exculpations provided to the Trustee. The Delaware Trustee shall (i) in the case of a natural person, be a resident of the State of Delaware, or in all other cases, have its principal place of business in the State of Delaware and (ii) not be an Affiliate of the Depositor. The Delaware Trustee shall initially be Deutsche Bank Trust Company Delaware. The Delaware Trustee shall be entitled to receive a fee for the services it is performing as Delaware Trustee in an amount agreed to in writing between NRG and the Trustee on behalf of the Delaware Trustee. If at any time the Delaware Trustee shall cease to be eligible to so act under this Section 4.2, the Delaware Trustee shall promptly resign in the manner and with the effect set forth in Section 4.3.

Section 4.3             Appointment, Removal and Resignation of Trustees.

(a)          Subject to the provisions of this Section 4.3, the Trustee or the Delaware Trustee may be removed without cause at any time by the vote of a Majority of Holders.

(b)          If the Delaware Trustee is the Trustee or an Affiliate of the Trustee, then, subject to the provisions of this Section 4.3, the Delaware Trustee shall be removed from such capacity simultaneously with the removal of the Trustee as Trustee.

(c)          Subject to Section 4.3(d) and Section 4.3(e), any Trustee or Delaware Trustee may resign from office (without need for prior or subsequent accounting) by giving written notice to the other Trustee, all of the Holders and NRG of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 60 days from the date on which such notice is given, unless the other Trustee agrees to accept shorter notice.

(d)          No resignation or removal of a Trustee shall be effective until:

(i)            (A)             a successor Trustee possessing the qualifications to act as Trustee under Section 4.1 (a “Successor Trustee”) has been appointed by the vote of a Majority of Holders and has accepted such appointment by written instrument executed by such Successor Trustee and delivered to the Delaware Trustee and the resigning Trustee; and

(B)            if the Trustee is also the Delaware Trustee, and if the Successor Trustee is not the Delaware Trustee, a Successor Delaware Trustee is appointed and has accepted such appointment in accordance with Section 4.3(e); or

(ii)            the Trust has been completely dissolved, the proceeds of the dissolution have been distributed to the Holders pursuant to the terms of the Trust Securities and the Trust has been terminated in accordance with Article VIII.

(e)           No resignation or removal of a Delaware Trustee shall be effective until:

(i)             a successor Delaware Trustee possessing the qualifications to act as Delaware Trustee under Section 4.2 (a “Successor Delaware Trustee”) has been appointed by the vote of a Majority of Holders or appointed by the Successor Trustee selected pursuant to Section 4.3(d) and has accepted such appointment by written instrument executed by such Successor Delaware Trustee and delivered to the Trustee and the resigning Delaware Trustee; or

(ii)            the Trust has been completely dissolved, the proceeds of the dissolution have been distributed to the Holders pursuant to the terms of the Trust Securities and the Trust has been terminated in accordance with Article VIII.

(f)           If no Successor Trustee or Successor Delaware Trustee shall have been appointed and accepted appointment as provided in this Section 4.3 within 90 days after delivery to the Holders of an instrument of resignation by the applicable Trustee, the resigning Trustee may (i) petition, at the expense of the Trust, any court of competent jurisdiction for appointment of a Successor Trustee or Successor Delaware Trustee, as applicable, or (ii) select a Successor Trustee and/or Successor Delaware Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Trustee or Successor Delaware Trustee, as the case may be.

(g)          No Trustee or Delaware Trustee shall be liable for the acts or omissions to act of any Successor Trustee or Successor Delaware Trustee, as the case may be.

(h)          Any Successor Delaware Trustee shall cause an amendment to the Certificate of Trust to be filed with the Secretary of State in accordance with the provisions of Section 3810 of the Statutory Trust Act, indicating that such Successor Delaware Trustee is the Delaware Trustee of the Trust.

Section 4.4             Delegation of Power. The rights, duties and powers of the Trustee as set forth in this Declaration may be delegated to one or more Affiliates of the Trustee, provided that each such delegee meets the eligibility requirements set forth in Section 4.1; and provided further that, as a condition to any such delegation, the delegee shall expressly agree to be jointly and severally liable with the Trustee for any liability arising out of or in connection with such delegation. The Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.6.

Section 4.5            Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee or the Delaware Trustee, as applicable, may be merged or converted or with which either may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Delaware Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust assets and business of the Trustee or the Delaware Trustee (including administration of this Declaration), shall be the successor of the Trustee or the Delaware Trustee, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that (a) if such Person is not otherwise qualified and eligible under this Article IV, it shall promptly resign as provided in Section 4.1(b) or Section 4.2, as applicable, and with the effect specified therein, and (b) any Successor Delaware Trustee shall file an amendment to the Certificate of Trust (at the expense of the Trust) if required by the Statutory Trust Act.

Section 4.6             Regarding the Trustee.

(a)          The duties, responsibilities and obligations of the Trustee shall be limited to those expressly set forth in this Declaration and the other Transaction Agreements to which the Trustee is party. Neither the Trustee nor any of its officers, directors, employees, agents or Affiliates shall have any implied duties (including fiduciary duties) or liabilities otherwise existing at law or in equity with respect to the Trust, which implied duties and liabilities are hereby eliminated. Every provision of this Declaration relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

(b)          The Trustee shall not be personally liable to any Person under any circumstances in connection with any of the transactions contemplated by this Declaration, except that such limitation shall not relieve the Trustee of any personal liability it may have to the Trust or the beneficial owners for the Trustee’s own bad faith, willful misconduct or gross negligence in the performance of its express duties under this Declaration. In particular, but not by way of limitation of the foregoing:

(i)             the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(ii)             subject to Section 10.4(a), the Trustee shall not be liable with respect to any action it takes, or any action it refrains from taking, in good faith in accordance with the direction of a Majority of Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Declaration;

(iii)            no provision of this Declaration shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers;

(iv)            the Trustee’s sole duty with respect to the custody, safe keeping and physical preservation of Trust Property, including the Trust Property Account, shall be to deal with such property in the same manner as the manner in which the Trustee deals with similar property for its own account or for the account of other trusts for which it acts as trustee, subject to the protections, benefits, privileges, immunities and limitations on liability afforded to the Trustee under this Declaration;

(v)            the Trustee shall have no duty or liability for or with respect to the value, genuineness, existence or sufficiency of the Trust Property or the payment of any taxes or assessments levied thereon or in connection therewith or for or in respect of the validity or sufficiency of the documents to which the Trust or the Trustee is a party and the Trustee shall in no event assume or incur any liability, duty or obligation to any Person other than as expressly provided for herein; and

(vi)            the Trustee shall have no obligation to monitor the value of Eligible Trust Assets.

(c)           In no event shall the Trustee or the Delaware Trustee be responsible or personally liable (i) for special, indirect, consequential or punitive damages, however styled, including, without limitation, lost profits, (ii) for the acts or omissions of its correspondents, clearing agencies or securities depositories, (iii) for the acts or omissions of any nominee, brokers or dealers selected by it with reasonable care, or (iv) for any failure or delay in the performance of its obligations under this Declaration, or losses, arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics or pandemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software), the unavailability of the Federal Reserve Bank wire or facsimile or other communication services, including Internet services; accidents; labor disputes; acts of civil or military authority and governmental action (it being understood that the Trustee or the Delaware Trustee, as applicable, shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances). The Trustee or the Delaware Trustee shall have no responsibility for the accuracy of any information provided to the Holders or any other Person that has been obtained from, or provided to the Trustee or the Delaware Trustee by, any other Person, so long as the Trustee or Delaware Trustee, as applicable, faithfully reproduces such information.

Section 4.7            Certain Rights of the Trustee.

(a)          The Trustee shall have the following rights under this Declaration (which list shall in no way limit other rights the Trustee has as expressly set forth in other provisions of this Declaration):

(i)              the Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any signature, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document whether in its original form or in the form of a PDF reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

(ii)             any direction or act of the Depositor acting on behalf of or in connection with the Trust as contemplated by this Declaration shall be sufficiently evidenced by an Officer’s Certificate of the Depositor;

(iii)            whenever in the administration of this Declaration, the Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is herein specifically prescribed) may request and, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of the Person charged with such proof or establishment;

(iv)            except as expressly set forth in Section 7.1, the Trustee (in its capacity as such) shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or any filing under tax or securities laws) or any re-recording, re-filing or re-registration thereof;

(v)            the Trustee may consult with counsel or other experts of its own selection and the advice or opinion of such counsel and experts with respect to legal matters or advice within the scope of such experts’ area of expertise shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in accordance with such advice or opinion; such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees;

(vi)            the Trustee shall have the right at any time to seek instructions concerning the administration of this Declaration from any court of competent jurisdiction;

(vii)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Declaration or at the request or direction of any Holder or the Depositor, unless (A) such Holder or the Depositor shall have provided to the Trustee security and indemnity, reasonably satisfactory to the Trustee, against the costs, expenses (including reasonable attorneys’ fees and expenses and the reasonable expenses of the Trustee’s agents, nominees or custodians), disbursements and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Trustee, and (B) the Trustee has been provided with the legal opinions, if any, required by this Declaration (the cost of which shall be paid by the Holder or the Depositor directing the Trustee to act);

(viii)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any signature, resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document. The Trustee need not investigate any fact or matter stated in any such document, including verifying the correctness of any numbers or calculations, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it may deem necessary at the expense of the Trust and shall incur no liability of any kind by reason of such inquiry or investigation;

(ix)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder (so long as any such agent is not an Affiliate of the Trustee);

(x)             the Trustee shall be under no obligation to supervise or monitor, and shall assume no personal liability for, the actions of the Depositor in connection with its duties under this Declaration, the Transaction Agreements or in connection with the Trust generally;

(xi)            any action taken by the Trustee or its agents hereunder shall bind the Trust and the Holders, and the signature of the Trustee or its agents alone shall be sufficient and effective to perform any such action and no third party shall be required to inquire as to the authority of the Trustee to so act or as to its compliance with any of the terms and provisions of this Declaration, both of which shall be conclusively evidenced by the Trustee’s or its agent’s taking such action;

(xii)            subject to Section 10.4, whenever in the administration of this Declaration the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder or exercising any discretion (by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Trustee), the Trustee (A) shall request instructions from a Majority of Holders (unless another provision of this Declaration requires the consent of a greater proportion of the Holders, in which case it shall request instructions from such greater proportion of the Holders), (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be fully protected and shall be treated as acting reasonably in conclusively relying on or acting in accordance with such instructions and in not acting, to the extent instructions are not received within a specified period;

(xiii)           except as otherwise expressly provided by this Declaration, the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Declaration;

(xiv)           the Trustee shall not be required to take any action if the Trustee shall reasonably determine, or shall be advised by counsel, that such action is likely to result in personal liability for the Trustee or is contrary to applicable law or the terms of this Declaration or the Transaction Agreements;

(xv)            under no circumstances shall the Trustee be liable for indebtedness evidenced by or arising under any of the documents to which the Trust or the Trustee is a party, including the Trust Securities;

(xvi)           the Trustee shall have no obligation or liability to perform the obligations of the Trust under this Declaration or any other document to which the Trust or the Trustee is a party that are required to be performed by other Persons, including the Depositor;

(xvii)          the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(xviii)         the Trustee may request that the Depositor deliver a certificate setting forth the names of individuals and titles of officers authorized at such time to take specified actions on behalf of the Depositor pursuant to this Declaration, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(b)          No provision of this Declaration or any Transaction Agreement shall be deemed to impose any duty or obligation on the Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation.

(c)          Under no circumstance shall the Trustee be personally liable for any representation, warranty, covenant, obligation or indebtedness of the Trust.

(d)          Each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, each Holder or beneficial owner of the Trust Securities agrees that the Trustee in any capacity (i) has not provided and shall not provide in the future, any advice, counsel or opinion regarding the tax, financial, investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Trust, including, but not limited to, income, gift and estate tax issues, insurable interest issues, risk retention issues, doing business or other licensing matters and the initial and ongoing selection and monitoring of financing arrangements and (ii) has not made any investigation as to the accuracy of any representations, warranties or other obligations of the Trust under the Transaction Agreements.

(e)          The Trustee shall not be deemed to have knowledge of an event of default in respect of the Trust Securities or the Senior Notes, or of any Mandatory Exercise Event, Automatic Exercise Event or Change in Control Trigger Event, until one of its Responsible Officers has received written notice thereof. The Trustee shall not be deemed to have knowledge of any other fact or event unless a Responsible Officer of the Trustee has received a written notice of such fact or event.

(f)           The responsibility of the Trustee related to corporate actions for the Trust Securities shall be limited to timely forwarding any notices it receives to the Holders and acting at the direction of such Holders.

(g)          The Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document, including the Offering Memorandum and the Trust Securities Purchase Agreement, or in any other document issued or delivered in connection with the sale or transfer of the Trust Securities.

Section 4.8            Multiple Roles. The parties expressly acknowledge and consent to Deutsche Bank acting in the capacity of Trustee, as Collateral Agent under the Pledge Agreement, as Securities Intermediary, as the Notes Trustee under the Indenture and as Priority Collateral Trustee and Parity Collateral Trustee under the Collateral Trust Agreement. Each of the Trustee, the Securities Intermediary, the Collateral Agent, the Notes Trustee, the Priority Collateral Trustee and the Parity Collateral Trustee may, in such capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent any such conflict or breach arises from the performance by the Trustee of express duties set forth in this Declaration, the Collateral Agent and Securities Intermediary of express duties set forth in the Pledge Agreement, the Notes Trustee of express duties set forth in the Facility Agreement and in the Indenture or the Priority Collateral Trustee and the Parity Collateral Trustee under the Collateral Trust Agreement, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Holders.

Section 4.9             Anti-Money Laundering Laws. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustees are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustees. Accordingly, each of the parties hereto agree to provide to the Trustees, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustees to comply with Applicable AML Law.

Article V

THE TRUST SECURITIES

Section 5.1             Description of the Trust Securities.

(a)          The specific rights, powers and terms of the Trust Securities shall be as set forth in this Declaration. Each Trust Security shall represent an undivided beneficial interest in the Trust Property, and distributions shall be made in respect of the Trust Securities at the times and in the amounts specified in this Declaration.

(b)          Each Trust Security shall have an initial purchase price of $1,000, with a minimum purchase amount of $100,000. Unless otherwise specified in this Declaration, the Trust Securities shall be issued as definitive Trust Securities in substantially the form attached as Exhibit B with appropriate insertions, modifications and omissions, as provided herein.

(c)          Unless otherwise specified in this Declaration, each Trust Security shall bear a legend as described in the form of Certificate attached as Exhibit B. The Trust Securities may be endorsed with or have incorporated into the text thereof such other legends or recitals not inconsistent with the provisions of this Declaration as may be required by the Trustee, or required to comply with any applicable law or regulation. The Depositor shall furnish the Trustee with all information necessary for the completion of any legend on the Trust Securities required by the federal income taxation or securities laws or regulations to the extent such information is obtainable at the time of original issuance of the Trust Securities.

(d)          The Trust Securities shall be typewritten, printed, lithographed or engraved (with or without steel engraved borders), or produced by any combination of the foregoing methods.

(e)          The Trust Securities issued and sold as contemplated herein and in the Trust Securities Purchase Agreement shall be deemed to be duly issued, fully paid and, to the fullest extent permitted by applicable law, nonassessable.

(f)          All Trust Securities shall represent an equal proportionate beneficial interest in the assets belonging to the Trust (subject to the liabilities of the Trust), and each Trust Security shall be equal to each other Trust Security.

(g)          So long as the Depositary, or its nominee, is the registered owner of any Global Certificate, the Depositary, or its nominee, shall be considered by the Trust, the Trustee and any agent as the sole owner or holder of the Trust Securities represented by such Global Certificate for all purposes whatsoever under this Declaration. None of the Trust, the Trustee or any agent will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary. The Trustee and agents shall be fully protected in relying upon information furnished by the Depositary with respect to its agent members and other members, participants and any beneficial owners.

Section 5.2             Execution of Certificates. The Trust Securities shall be executed by the Trustee on behalf of the Trust by the manual, facsimile or electronic signature of an authorized signatory of the Trustee, with the Trustee acting not in its individual capacity but solely as trustee of the Trust. On the date hereof the Trustee shall execute and deliver one or more of the Certificates evidencing 500,000 Trust Securities to or upon the order of the Initial Purchasers. Trust Securities bearing the signature of an individual that was an authorized signatory of the Trustee at the time of execution thereof shall constitute valid Trust Securities, notwithstanding that any such individual has ceased to hold such office at any time thereafter. All Trust Securities shall be dated the date of their execution and delivery.

Section 5.3             Registration of Certificates. The Trustee shall keep or cause to be kept at the Corporate Trust Office a Register in which, subject to such reasonable regulations as the Trustee may prescribe and subject to Section 5.5, the Trustee shall provide for the registration of ownership of the Trust Securities (including amounts owed on such Trust Securities consistent with the Intended Tax Treatment under Section 6.1) and of transfers and exchanges of the Trust Securities as provided in Section 5.4.

Section 5.4             Transfer and Exchange of Trust Securities.

(a)           Subject to Section 5.5 and Section 5.16, a Holder may transfer any Trust Security at the Corporate Trust Office upon the surrender of such Trust Security, together with the form of transfer endorsed thereon duly completed and executed, and otherwise in accordance with the provisions of this Declaration. Each new Trust Security to be issued shall be available for delivery within two Business Days of receipt by the Trustee at the Corporate Trust Office of the relevant Trust Security and the form of transfer.

(b)           Each Trust Security issued upon any registration of transfer or exchange of Trust Securities shall evidence rights to receive the same distributions in accordance with this Declaration and shall be entitled to the same benefits as the original Trust Security surrendered upon such registration of transfer or exchange. A transferee of a Trust Security shall become a Holder, and shall be entitled to the rights and subject to the obligations of a Holder hereunder, upon due registration of such Trust Security in such transferee’s name pursuant to this Section 5.4.

(c)           Every Trust Security presented for registration of transfer or exchange shall, if so requested by the Trustee, be duly endorsed or be accompanied by a written instrument of transfer in a form satisfactory to the Trustee and duly executed by either the Holder or such Holder’s attorney duly authorized in writing. Each Trust Security surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with its customary practices in effect from time to time.

(d)           No service charge shall be made for any transfer or exchange of Trust Securities, but the Trustee may require payment by the Holder requesting such action of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with such transfer or exchange and may require the production of proof reasonably satisfactory to it as to the identity and genuineness of any signature. The Trustee may also require compliance with the requirements described herein and with such regulations as the Trustee may reasonably establish consistent with the provisions of this Declaration.

(e)           If at any time the Depositor or any of its Affiliates (in either case, a “Depositor Affiliated Owner/Holder”) is the beneficial owner or Holder of any Trust Securities and the Trust holds a Like Amount of Senior Notes, such Depositor Affiliated Owner/Holder shall have the right to deliver to the Trustee all or such portion of its Trust Securities as it elects (the “Exchanged Trust Securities”) and receive, in exchange therefor, a Like Amount of Senior Notes (the “Exchanged Senior Notes”). Such election (i) shall be exercisable effective on any Business Day by such Depositor Affiliated Owner/Holder delivering to the Trustee a written notice of such election specifying the aggregate number of Exchanged Trust Securities and the Business Day on which such exchange shall occur, which Business Day shall be not less than five Business Days after the date of receipt by the Trustee of such election notice (or such shorter notice period as shall be acceptable to the Trustee) and (ii) shall be conditioned upon such Depositor Affiliated Owner/Holder having delivered or caused to be delivered to the Trustee or its designee the Exchanged Trust Securities by 10:00 a.m. on the Business Day on which such exchange is to occur. After the exchange, the Exchanged Trust Securities shall be cancelled and shall no longer be deemed to be Outstanding and all rights of the Depositor Affiliated Owner/Holder with respect to the Exchanged Trust Securities shall cease. In the case of an exchange under this Section 5.4(e), the Trust shall, on the date of such exchange, exchange the Exchanged Senior Notes for the Exchanged Trust Securities held by the Depositor Affiliated Owner/Holder; provided that the Depositor Affiliated Owner/Holder delivers or causes to be delivered to the Trustee or its designee the Exchanged Trust Securities by 10:00 a.m. on the Business Day on which such exchange is to occur.

Section 5.5             Restrictions on Transfer of the Trust Securities.

(a)          The Trust Securities may be sold or otherwise transferred only to a Person (an “Eligible Purchaser”): who is (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act; (ii) a “qualified purchaser” as defined under Section 2(a)(51) of the Investment Company Act and the rules thereunder; (iii) not formed for the purpose of investing in the Trust or the Senior Notes; (iv) knowledgeable, sophisticated and experienced in business and financial matters; (v) able and prepared to bear the economic risk of investing in and holding the Trust Securities for an indefinite period; and (vi) not (A) an employee plan (as defined in Section 3(3) of ERISA) that is subject to ERISA or a plan described in Section 4975 of the Code, (B) a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or a non-U.S. plan (as described in Section 4(b)(4) of ERISA) that is not subject to the requirements of ERISA or the Code but is subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (collectively, “Similar Laws”) or (C) an entity whose underlying assets are considered to include plan assets of any such plans, pursuant to Section 3(42) of ERISA, Department of Labor Regulations or otherwise.

(b)          By purchasing or acquiring any Trust Securities or beneficial interest therein, each purchaser or acquirer shall be deemed to represent, covenant to and agree (or, if such Person is acquiring any Trust Securities for the account of one or more other Persons over which such Person has investment discretion, such Person shall be deemed to represent, covenant and agree for each such other person) with the Trust as follows:

(i)              that any purchase of Trust Securities made by such purchaser is for its own account or for the account of one or more other Persons that is an Eligible Purchaser and for which it is acting as trustee or agent with complete investment discretion and with authority to bind such party;

(ii)             that such purchase is not made with a view to any public resale or distribution thereof;

(iii)            that the Trust Securities may not be reoffered or resold in Puerto Rico, Alabama or New Mexico;

(iv)            that such purchaser is an Eligible Purchaser, and that the seller of the Trust Securities may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A under the Securities Act;

(v)            that the Trust Securities and the Senior Notes, if and when issued and sold to the Trust, have not been, and will not be registered under the Securities Act or applicable securities laws of any state or other jurisdiction and, accordingly, such purchaser of Trust Securities and the Senior Notes, if and when issued and sold to the Trust, may not offer, sell, pledge, hypothecate or otherwise transfer such Trust Securities and the Senior Notes, if and when issued and sold to the Trust, except pursuant to an exemption from or a transaction exempt from, the registration requirements of the Securities Act and applicable securities laws of any state or other jurisdiction and only pursuant to the procedures set forth in this Declaration;

(vi)            that the Trust is not registered as an investment company under the Investment Company Act, and is exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act, which excludes from the definition of investment company any issuer whose outstanding securities (other than short-term paper) are beneficially owned exclusively by Persons that are qualified purchasers and which has not made and does not propose to make a public offering of its securities;

(vii)           that if the prospective purchaser or acquirer is not an Eligible Purchaser that satisfies the requirements or representations contained in this Declaration at the time it purchases or acquires the Trust Securities or an interest therein, the purchaser or acquirer will, upon demand of the Trust and in any event within 10 Business Days after receiving such demand, sell all of its Trust Securities or interests therein to a transferee whom such purchaser or acquirer and the Trust reasonably believe is an Eligible Purchaser that satisfies the requirements or representations contained in this Declaration; that any purported purchase or transfer of the Trust Securities in violation of such measures will be null and void; and that the Trust may withhold all payments in respect of the Trust Securities from Holders who fail to satisfy the foregoing;

(viii)          that the Offering Memorandum distributed to prospective purchasers of Trust Securities was prepared solely for the benefit of prospective Eligible Purchasers, in connection with their potential purchase of the Trust Securities in a private placement; and that, except as expressly permitted by such Offering Memorandum, the prospective purchaser shall not reproduce or distribute the Offering Memorandum, in whole or in part, or disclose any of its contents, to any other person;

(ix)            that in making decisions as to whether to purchase or sell any Trust Securities or, if sold to the Trust, the Senior Notes, such purchaser must rely on its own examination of the Trust, NRG and the terms of the Trust Securities and the Senior Notes; and that such purchaser has had access to such financial and other information concerning NRG, the Trust, the Trust Securities, and the Senior Notes as it has deemed necessary in connection with its decision to purchase any of the Trust Securities, including an opportunity to ask questions of and request information from NRG, and it has received and reviewed all information that was requested;

(x)             that such purchaser agrees to comply with any other transfer restrictions or other related procedures as described in the Offering Memorandum;

(xi)            that the Trust and NRG will rely upon the truth and accuracy of the investment representations and agreements contained in this Declaration, and such purchaser agrees that its receipt of the Trust Securities and the Senior Notes, if and when issued and sold to the Trust, will be deemed to constitute its concurrence in all of the foregoing, which will be binding on such purchaser and each party for which such purchaser is acting as set forth in Section 5.5(b)(i);

(xii)            that such purchaser agrees (A) to inform the Trust and NRG promptly of any change in the information and representations and warranties specified in this Declaration relating to such purchaser or to any party for whom it is acting, (B) to supply promptly any documentation, including any opinions of counsel, requested by the Trust at any time to confirm any of the representations and warranties made in this Declaration and (C) to deliver to the Trust and NRG such other representations and covenants as to such matters as NRG may, in the future, request in order to comply with applicable law and the availability of any exemption therefrom;

(xiii)           that such purchaser will provide notice of the transfer restrictions applicable to the Trust Securities or, if sold to the Trust, the Senior Notes, to any subsequent Person to whom it transfers the Trust Securities or, if sold to the Trust, the Senior Notes, and will transfer the Trust Securities only to investors in the United States, Bermuda, the British Virgin Islands, Canada, the Cayman Islands, the European Economic Area, Hong Kong, Japan, Jersey, Singapore, Switzerland and the United Kingdom in compliance with the applicable securities laws of those jurisdictions;

(xiv)           that a restrictive legend to the following effect shall be placed on the Certificates and stop-transfer instructions shall be issued to the transfer agent for the Trust Securities, unless the Trustee determines otherwise in accordance with applicable law:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT TO A PERSON WHO IS (A) A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (B) A “QUALIFIED PURCHASER” (AS DEFINED UNDER SECTION 2(A)(51) OF THE INVESTMENT COMPANY ACT OF 1940; AS AMENDED (THE “INVESTMENT COMPANY ACT”)); (C) NOT FORMED FOR THE PURPOSE OF INVESTING IN THE TRUST OR THE SENIOR NOTES; (D) KNOWLEDGEABLE, SOPHISTICATED AND EXPERIENCED IN BUSINESS AND FINANCIAL MATTERS; (E) ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING AND HOLDING THE TRUST SECURITIES FOR AN INDEFINITE PERIOD; AND (F) NOT (I) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, OR A PLAN DESCRIBED IN SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, (II) A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA), A CHURCH PLAN (AS DEFINED IN SECTION 3(33) OF ERISA) OR A NON-U.S. PLAN (AS DESCRIBED IN SECTION 4(B)(4) OF ERISA) THAT IS NOT SUBJECT TO THE REQUIREMENTS OF ERISA OR THE CODE BUT IS SUBJECT TO SIMILAR PROVISIONS UNDER APPLICABLE FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS (“SIMILAR LAWS”) OR (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE PLAN ASSETS OF ANY SUCH PLANS PURSUANT TO SECTION 3(42) OF ERISA, DEPARTMENT OF LABOR REGULATIONS OR OTHERWISE.

THE SECURITIES EVIDENCED HEREBY MAY BE TRANSFERRED ONLY TO A PERSON WHO THE TRUST REASONABLY BELIEVES QUALIFIES AS A TRANSFEREE PURSUANT TO THE PRECEDING PARAGRAPH. ANY PURPORTED TRANSFER OF SECURITIES OF THE TRUST THAT WOULD VIOLATE THESE TRANSFER RESTRICTIONS IS DEEMED BY THE TRUST’S AMENDED AND RESTATED DECLARATION OF TRUST (THE “TRUST DECLARATION”) TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY INTENDED TRANSFEREE IN SUCH A PURPORTED TRANSFER SHALL NOT BECOME OR BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH SECURITIES, AND SUCH INTENDED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES. IN SUCH A CASE, THE PURPORTED TRANSFEROR IS DEEMED BY THE TRUST DECLARATION TO CONTINUE TO BE THE HOLDER OF THE SECURITIES NOTWITHSTANDING THE PURPORTED TRANSFER OF THE SECURITIES.

THE TRUST RESERVES THE RIGHT TO MODIFY THE FORM OF CERTIFICATES EVIDENCING THE TRUST SECURITIES FROM TIME TO TIME TO REFLECT ANY CHANGES IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THEIR PURCHASE OR RESALE. THE TRUST SECURITIES AND RELATED DOCUMENTATION, INCLUDING THIS LEGEND, MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE TRUST SECURITIES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF SECURITIES SUCH AS THE TRUST SECURITIES GENERALLY. EACH HOLDER OF THIS CERTIFICATE SHALL BE DEEMED, BY THE ACCEPTANCE OF THIS CERTIFICATE, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO A NOMINEE OF DTC, BY A NOMINEE OF DTC TO DTC, OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR TO DTC OR ANY NOMINEE OF SUCH A SUCCESSOR.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(xv)           that from the date of acquisition of the Trust Securities (or interest therein), throughout the period of holding such Trust Securities (or interest therein), it is not, and it is not acquiring or holding such Trust Securities (or interest therein), with the assets of, (A) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to ERISA or any plan described in Section 4975 of the Code, (B) a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or a non-U.S. plan (as described in Section 4(b)(4) of ERISA) that is subject to Similar Laws or (C) any entity whose underlying assets are considered to include plan assets of any such plans pursuant to Section 3(42) of ERISA, Department of Labor regulations or otherwise;

(xvi)          that it waives any objection to the exercise of the Issuance Right and confirms, acknowledges and agrees that (A) it is making an investment decision with respect to NRG and the Senior Notes at the time of its purchase of the Trust Securities, (B) NRG may, at any time and for any reason, exercise its right under the Facility Agreement to require the Trust to purchase the Senior Notes up to the Maximum Amount, in exchange for all or a portion of the Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) corresponding to the portion of the Issuance Right being exercised at such time, (C) the Issuance Right may be exercised automatically, and NRG may be required to exercise such Issuance Right under a Mandatory Exercise, in which case the Trust will be required to purchase the Senior Notes, and the Holders and beneficial owners of the Trust Securities will not have the benefit of the Eligible Treasury Assets, (D) NRG's condition, financial or otherwise, may have deteriorated at the time of exercise of such Issuance Right and (E) except as otherwise provided herein, if such Issuance Right is exercised for the entire Available Amount and the Repurchase Right has terminated, the Trust will be liquidated and the Holders will thereafter hold only the Senior Notes;

(xvii)         that it understands and acknowledges that Deutsche Bank will act in the capacity of Trustee hereunder (and Deutsche Bank's affiliate Deutsche Bank Trust Company Delaware will act as Delaware Trustee hereunder), and will also act as Collateral Agent under the Pledge Agreement and as Notes Trustee under the Facility Agreement and under the Senior Note Indenture, Priority Collateral Trustee and the Parity Collateral Trustee under (and as defined in) the Collateral Trust Agreement and agrees and consents that Deutsche Bank may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties, to the extent that any such conflict or breach arises from the performance by Deutsche Bank of its express duties set forth herein, in the Offering Memorandum, the Pledge Agreement, the Facility Agreement, the Indenture and the Collateral Trust Agreement and other Secured Debt Documents (as defined in the Collateral Trust Agreement), all of which defenses, claims or assertions are waived by the Holders and the parties hereunder and the parties to the Pledge Agreement and the Facility Agreement;

(xviii)         (A) that the offering of the Trust Securities by the Trust coupled with the arrangements and agreements under the Transaction Agreements is intended to be treated for United States federal income tax purposes as a financing wherein NRG directly owns the assets held by the Trust and issues indebtedness directly to the Holders of the Trust Securities, and (B) to treat their interest in such Trust Securities as indebtedness of NRG for United States federal income tax purposes; and

(xix)           that, to the fullest extent permitted by applicable law, it waives, forfeits and surrenders any right it may have, on any basis or theory, to object or seek to restrain or prohibit, temporarily or permanently, whether upon occurrence of a Bankruptcy Event or otherwise, (A) the Trust from purchasing the Senior Notes in exchange for the Eligible Treasury Assets in accordance with the Facility Agreement, including, but not limited to, upon the occurrence of an Automatic Exercise or Mandatory Exercise and whether or not a Bankruptcy Event has occurred, (B) the Trust from delivering the Eligible Treasury Assets in exchange for the Senior Notes in accordance with the Facility Agreement upon a Repurchase and (C) the Trust from redeeming the Trust Securities in accordance with Section 5.10 upon redemption of the Senior Notes.

(c)          No Trust Securities shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Declaration. Any purported transfer of Trust Securities not made in accordance with this Declaration (including any transfer that violates Section 5.4, this Section 5.5 or Section 5.16) shall be void and of no legal effect whatsoever. Any intended transferee in a purported transfer not made in accordance with this Declaration (including any transfer that violates Section 5.4, this Section 5.5 or Section 5.16) shall be deemed not to be the Holder or beneficial owner of such Trust Securities or any other interest in the Trust for any purpose, including the receipt of Distributions and any other payments on such Trust Securities, and shall be deemed to have no interest whatsoever in such Trust Securities or in the Trust. The purported transferor of such Trust Securities shall be deemed to be the Holder and beneficial owner of such Trust Securities for all purposes notwithstanding its purported transfer of such Trust Securities. The Transfer Agent shall not register the issuance of, the transfer of or exchange any of the Trust Securities not made in accordance with this Declaration (including any transfer that violates Section 5.4, this Section 5.5 or Section 5.16).

(d)          The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Declaration or under applicable law with respect to any transfer of any interest in any Trust Security (including any transfers between or among participants or indirect participants in any Global Certificate) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Declaration, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 5.6            Mutilated, Destroyed, Lost or Stolen Certificates. If (a) any mutilated Certificates are surrendered to the Trustee, or if the Trustee shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there shall be delivered to the Trustee such security or indemnity as may be required by them to keep each of the Trustee and the Trust harmless; then, in the absence of notice that such Certificate shall have been acquired by a bona fide purchaser, the Trustee on behalf of the Trust shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like denomination. In connection with the issuance of any new Certificate under this Section 5.6, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section 5.6 shall constitute conclusive evidence of an ownership interest in the relevant Trust Securities, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.7             Deemed Holders. Except as otherwise provided by law, but without prejudice to Section 5.5, the Trustee may treat the Person in whose name any Certificate shall be registered on the Register as the sole Holder of such Certificate and of the Trust Securities represented by such Certificate for purposes of receiving Distributions and for all other purposes whatsoever and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Certificate or in the Trust Securities represented by such Certificate on the part of any Person, whether or not the Trust shall have actual or other notice thereof.

Section 5.8             Distributions.

(a)          All Distributions on the Trust Securities shall be made in accordance with this Section 5.8, other than those Distributions made in accordance with Section 5.10 in connection with a Change of Control Triggering Event, Optional Redemption or Voluntary Exercise or Mandatory Exercise as to which NRG has made a Cash Settlement Election, or in accordance with Section 8.2 in connection with dissolution or liquidation of the Trust; provided that, notwithstanding the foregoing, if the Trust Dissolution Date occurs following any record date for a Distribution to Holders and prior to the related Distribution Date, in lieu of this Section 5.8, the provisions of Section 8.2 shall apply. All Distributions to Holders made in accordance with this Section 5.8 shall be subject to the priorities set forth in Section 5.8(b).

(b)          (i) The Trustee shall distribute all Trust Income held in the Trust Property Account by 3:00 p.m. on each Distribution Date, if (A) the Trust has received all payments due on such date with respect to the Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) that are not Defaulted Assets and NRG has paid for all Defaulted Eligible Treasury Assets required to be purchased at their face amount from the Trust pursuant to Section 4.3 of the Facility Agreement and (B) the Trust has received all amounts due under the Facility Agreement, the Trust Expense Reimbursement Agreement and the Senior Notes, in each case, by 11:00 a.m. on such day, in accordance with the following priorities:

(1)	first, in payment of any Trustee’s Fee and any Trust Expenses then due and payable (to the extent that such Trustee’s Fee or Trust Expenses are not paid out of any Remaining Amounts as required pursuant to Section 2.9(b));

(2)	second, in satisfaction of any other outstanding obligations of the Trust then due and payable (including obligations of the Trust to the Trustee, not satisfied pursuant to Section 5.8(b)(i)(1)), pro rata among the creditors in accordance with the aggregate unpaid amount due to each; and

(3)	third, to the Holders, pro rata with respect to each Trust Security Outstanding on the Record Date relating to such Distribution Date.

(ii)             If the Issuance Right has been exercised under the Facility Agreement for settlement on such Distribution Date, prior to the termination of the LC Agreement, Eligible Treasury Assets that are pledged to the Collateral Agent shall only be delivered to NRG by the Trust if, upon the delivery of such Eligible Treasury Assets to NRG (i) such Eligible Treasury Assets will continue to be pledged to the Collateral Agent pursuant to the Pledge Agreement, subject to no other liens (other than Permitted Liens) and (ii) no default would exist or result under the LC Agreement or the Pledge Agreement from such delivery of the Eligible Treasury Assets. Notwithstanding the foregoing, if the Trust is required to apply any redemption proceeds of Senior Notes or Cash Settlement Payments to redeem any Trust Securities on such Distribution Date, such redemption proceeds and Cash Settlement Payments shall be applied to redeem such Trust Securities.

(iii)            If (A) the Trustee has not received all payments due on any Distribution Date with respect to the Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) that are not Defaulted Eligible Treasury Assets or NRG has not paid for all Defaulted Eligible Treasury Assets required to be purchased at their face amount from the Trust pursuant to Section 5.3 of the Facility Agreement or (B) NRG has not paid any amount due under the Facility Agreement, the Trust Expense Reimbursement Agreement or the Senior Notes before 11:00 a.m. but the Trustee has received all such payments (including the purchase price of any such Defaulted Eligible Treasury Assets) prior to 5:00 p.m. on any Distribution Date, the entire distribution shall be made on the following Business Day, without any additional interest for the delay.

(iv)            The Trustee shall apply the Remaining Amounts solely to pay the Trustee’s Fee and Trust Expenses and the Trustee shall not apply any Trust Income to pay any Trustee’s Fees or any Trust Expenses until the entire Remaining Amounts have been so applied.

(c)           If amounts are not available to the Trust to make Distributions under Section 5.8(b)(i)(1) for a particular Distribution Period for any reason, the Trust shall have no obligation to make any Distribution on such Distribution Date, whether or not Distributions under Section 5.8(b)(i)(1) on the Trust Securities are made for any future Distribution Period, except to the extent provided for in Section 5.8(d) or Section 5.9.

(d)          If (A) the Trustee has not received all payments due on any Distribution Date with respect to the Eligible Treasury Assets (other than Retained Eligible Treasury Assets) that are not Defaulted Eligible Treasury Assets or NRG has not paid for all Defaulted Eligible Treasury Assets required to be purchased at their face amount from the Trust pursuant to Section 4.3 of the Facility Agreement or (B) NRG has failed to pay any amount due under the Facility Agreement, the Trust Expense Reimbursement Agreement or the Senior Notes, by 5:00 p.m. on any Distribution Date (such amounts in clause (A) or (B) above, the “Overdue Amounts”), the Trustee shall give prompt written notice thereof to NRG, and the Distribution specified in Section 5.8(b) that would otherwise be made on such Distribution Date shall be deferred as follows:

(i)              If the Trustee receives all of the Overdue Amounts and the applicable Special Facility Fee within 30 days following such Distribution Date, the Trustee shall distribute, on the Business Day following receipt, all such amounts in accordance with this Declaration and the priorities specified in Section 5.8(b); provided that such Distribution shall be payable to the Holders of the Trust Securities as of the close of business on the Business Day immediately preceding the date of Distribution.

(ii)             If the Trustee does not receive all of the Overdue Amounts and the applicable Special Facility Fee, and NRG has given notice to exercise the Issuance Right for the entire Available Amount for settlement within 30 days following such Distribution Date pursuant to the Facility Agreement, and no Trust Dissolution Date shall have occurred (in which event the procedures in Section 8.1(b) shall apply), as provided in the Facility Agreement (A) the Trust shall purchase the Senior Notes issued by NRG (or in the case of any Cash Settlement Election, shall receive the applicable Cash Settlement Amount) in exchange for the Notes Purchase Price, (B) the applicable Special Facility Fee shall be due and payable and (C) payment by the Trust of the Notes Purchase Price shall be subject to set-off against any Overdue Amounts and Special Facility Fee (with the Eligible Treasury Assets included in the Notes Purchase Price being valued for the purpose of such set-off based on the proceeds received therefor by the Trust). The Trust shall have the power to liquidate Eligible Treasury Assets (other than Retained Eligible Treasury Assets) held by the Trust to cover such Overdue Amounts and Special Facility Fee, together with any Trust Expenses reasonably incurred in such liquidation or any other due and unpaid amounts specified in Section 5.8(b)(i)(1) or (2), and, if the proceeds of such liquidation of such Eligible Treasury Assets are insufficient to cover any due and unpaid amounts specified in Section 5.8(b)(i)(1) or (2), to liquidate any Senior Notes then held by the Trust. Any liquidation of Eligible Treasury Assets or Senior Notes shall be done in accordance with the provisions set forth in Section 5.9, and the Trustee shall distribute, on the Business Day following receipt, all such proceeds of such liquidation in accordance with this Declaration and the priorities specified in Section 5.8(b); provided that such Distribution shall be payable to the Holders of the Trust Securities as of the close of business on the Business Day immediately preceding the date of Distribution.

(iii)            If the Trustee does not receive all of the Overdue Amounts and the applicable Special Facility Fee, and NRG has not given notice to exercise the Issuance Right for the entire Available Amount for settlement within 30 days following such Distribution Date, an Automatic Exercise Event shall occur pursuant to the Facility Agreement and the provisions of Article VIII shall apply.

(e)           In any year in which January 31 or July 31 is not a Business Day, the postponement of any Distribution Date that would otherwise fall on such January 31 or July 31, as the case may be, to the following Business Day shall not affect the amount of any payment that NRG or the Trust is required to make on such Distribution Date.

(f)           Notwithstanding anything to the contrary in this Declaration, if any Trust Expenses are due and payable by the Trust on a date that is not a Distribution Date, the Trust shall pay such Trust Expenses prior to the next Distribution Date out of any advance received from NRG pursuant to the Trust Expense Reimbursement Agreement.

(g)          On each date on which a Distribution is made pursuant to this Section 5.8, the Trustee shall provide written confirmation to NRG of the Trust Income received by the Trust that is distributed on such date, as well as the amount of Distributions made to the Holders on such date. The Trustee shall provide each Rating Agency a copy of such written confirmation.

Section 5.9             Liquidation of Eligible Treasury Assets (other than Retained Eligible Treasury Assets) and Senior Notes.

(a)           If the Trust is entitled to liquidate any Trust Property pursuant to Section 5.8(d):

(i)              The Trustee shall first apply all Trust Income available on such date and any other funds available in the Trust Property Account on the relevant date to make payments in respect of such Trust Expenses or any other expenses on such date in accordance with the priorities set forth in Section 5.8(b).

(ii)             To the extent that the funds available in the Trust Property Account and any Eligible Treasury Assets that can be set-off against the relevant expenses pursuant to Section 5.8 are insufficient to pay any due and unpaid amounts specified in Section 5.8(b)(i)(1) or (2), the Trustee, or agent, shall liquidate Eligible Treasury Assets, other than Retained Eligible Treasury Assets, in the open market, to the extent necessary for the proceeds to cover such due and unpaid amounts. The Trustee shall have no liability with respect to the adequacy of the price received in connection with said liquidation. The Eligible Treasury Assets to be liquidated shall be pro rata from each principal and interest STRIP of U.S. Government Obligations comprising the Eligible Treasury Assets (other than Retained Eligible Treasury Assets), in each case rounded to the nearest $100 in face amount.

(iii)            To the extent that the proceeds from the liquidation of Eligible Treasury Assets (other than Retained Eligible Treasury Assets) are insufficient to cover any due and unpaid amounts specified in Section 5.8(b)(i)(1) or (2) and the Trust holds any Senior Notes, the Trust shall liquidate Senior Notes in the open market, to the extent necessary for the proceeds to cover such due and unpaid amounts. Any liquidation of Senior Notes will be made in accordance with commercially reasonable market standards, which may include retaining third-party agents (which may be affiliates of Deutsche Bank) at the expense of the Trust, and in compliance with applicable securities laws. The Trustee shall not be liable for the adequacy or sufficiency of the price obtained for such liquidation of Senior Notes.

(b)          Not later than 3:00 p.m. on the Business Day following its receipt of proceeds of all Trust Property to be liquidated pursuant to Section 5.9(a), the Trustee shall distribute such proceeds in accordance with the priorities specified in Section 5.8(b); provided that such Distribution shall be payable to the Holders of the Trust Securities as of the close of business on the Business Day immediately preceding the date of such Distribution.

Section 5.10          Redemption or Repurchase.

(a)           NRG shall notify the Trustee of the occurrence of a Change of Control Triggering event within five Business Days of the occurrence thereof. Within 30 days following its receipt of notice of any Change of Control Triggering Event, the Trust shall mail (or deliver electronically) a notice prepared by NRG (a “Change of Control Offer”) to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Trust Securities on the date specified in the notice (the “Change of Control Payment Date”) at a price equal to 101% of the aggregate initial purchase price of the Trust Securities, plus accrued and unpaid distributions, if any, on the Trust Securities to the NRG Payment Date, subject to the rights of Holders of the Trust Securities on the relevant record date to receive interest due on the relevant Distribution Date (a “Change of Control Payment”); provided that a Change of Control Offer may be made in advance of a Change of Control Triggering Event, with the obligation to pay and the timing of the NRG Payment Date conditioned upon the occurrence of a Change of Control Triggering Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

(i)             Holders of the Trust Securities electing to have any Trust Securities purchased pursuant to a Change of Control Offer shall be required to surrender the Trust Securities to the Paying Agent on the Change of Control Offer Expiration Date. A Change of Control Offer Expiration Date with respect to the Trust Securities shall constitute a Mandatory Exercise Event in respect of the Issuance Right following which NRG will be required to sell to the Trust Senior Notes in a principal amount equal to the Change of Control Offer Issuance Amount in accordance with the Facility Agreement. On the Change of Control Payment Date, NRG shall pay the Change of Control Payment with respect to the Senior Notes held by the Trust and shall redeem any newly-issued Senior Notes at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date (the "Change of Control Redemption Amount"), in each case to the extent necessary to pay the Change of Control Payment with respect to the Trust Securities.

(ii)            On the NRG Payment Date, to the extent lawful:

(A)           the Trust will accept for payment all Trust Securities properly tendered pursuant to the Change of Control Offer;

(B)            NRG will deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Trust Securities properly tendered; and

(C)            NRG will deliver or cause to be delivered to the Trustee the Trust Securities properly accepted together with an officers’ certificate stating the aggregate initial purchase price of Trust Securities being repurchased by the Trust.

(iii)            The Paying Agent will promptly distribute to each holder of Trust Securities properly tendered the Change of Control Payment for such Trust Securities, and the Trustee shall promptly authenticate and deliver (or caused to be transferred by book entry) to each Holder new Trust Securities equal in principal amount to any unpurchased portion of the Trust Securities surrendered, if any; provided that each new Trust Security shall have an initial purchase price of $1,000, with a minimum purchase amount of $100,000. NRG will publicly announce the results of the Change of Control Offer on or as soon as practicable after the NRG Payment Date.

(iv)            If the Senior Notes are then held by the Trust with respect to which NRG has made a "Change of Control Offer" (as defined in the Indenture), the Trustee will accept such Change of Control Offer with respect to the Senior Notes to the extent holders of the Trust Securities have accepted the Change of Control Offer with respect to the Trust Securities. The Trustee will use the Change of Control Payment received with respect to such Senior Notes to satisfy a portion of the Change of Control Payment with respect to the Trust Securities, and the Change of Control Payment payable by NRG with respect to the Trust Securities shall be reduced accordingly.

(v)            NRG and the Trust will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Trust Securities. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, NRG and the Trust will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Declaration by virtue of such compliance.

Notwithstanding the foregoing, the Trust will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Declaration applicable to a Change of Control Offer made by the Trust and purchases all Trust Securities properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of an optional redemption with respect to the Senior Notes has been given pursuant to the Indenture or NRG has elected to pay the Cash Settlement Amount, unless and until there is a default in payment of the applicable redemption price.

(b)          Subject to applicable law, other than with respect to a Change of Control Triggering Event, upon the redemption by NRG of any Senior Notes held by the Trust or any Voluntary Exercise or Mandatory Exercise or for any Senior Notes as to which NRG has made a Cash Settlement Election, the Trust shall redeem a Like Amount of Trust Securities at the Redemption Price on the NRG Payment Date, subject to the priorities of distribution set forth in Section 8.2(c); provided that (i) if the NRG Payment Date is the Trust Dissolution Date, the NRG Payment shall be distributed in accordance with Article VIII, and (ii) if the Trustee does not receive the NRG Payment prior to 11:00 a.m. on the NRG Payment Date, such Trust Securities shall be redeemed on the Business Day following the day the Trustee receives the NRG Payment.

(c)           NRG shall provide a notice of redemption to the Trustee containing the information listed below, and, based solely on the information provided in such notice, a notice of redemption of the Trust Securities shall be given by the Trustee by first-class mail, postage prepaid, mailed not less than 10 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder’s address appearing in the Register. Each notice of redemption shall state:

(i)              the Redemption Date;

(ii)            the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, a description of the manner in which the Redemption Price shall be determined;

(iii)            the CUSIP number or CUSIP numbers of the Trust Securities affected;

(iv)            if less than all the Outstanding Trust Securities are to be redeemed, the identification and the aggregate initial purchase price of the particular Trust Securities to be redeemed;

(v)            that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that Distributions thereon will cease to accumulate on and after said date, except as provided in Section 5.10(e); and

(vi)            if the Trust Securities are no longer in book-entry-only form, the place or places where the Certificates are to be surrendered for the payment of the Redemption Price.

(d)          The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the NRG Payment to be received on the Redemption Date. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has received such NRG Payment. If the LC Agreement has been terminated concurrently with or prior to such redemption, the redemption payment may be made by NRG instructing the Trust to liquidate the Eligible Treasury Assets.  If, following any such liquidation of the Eligible Assets, the proceeds from the sale of such Eligible Assets are not sufficient to satisfy the Trust’s obligations to pay the Redemption Price, NRG will be required to make up such shortfall in payment of the Redemption Price.

(e)           If the Trustee gives a notice of redemption in respect of any Trust Securities, then, by 12:00 p.m., on the Redemption Date, subject to Section 5.10(d), the Trustee shall, with respect to Trust Securities represented by Global Certificates, irrevocably deposit with DTC, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and shall give DTC irrevocable instructions and authority to pay the Redemption Price to the Holders. With respect to Trust Securities that are not represented by Global Certificates, the Trustee, subject to Section 5.10(d), shall irrevocably deposit with the Paying Agent, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the Holders upon surrender of their Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Register for the Trust Securities on the relevant Record Dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Holders of Trust Securities so called for redemption shall cease, except the right of such Holders to receive the Redemption Price and any Distribution payable in respect of the Trust Securities on or prior to the Redemption Date, but without interest, and such Trust Securities shall cease to be Outstanding. In the event that the Redemption Date is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

(f)           If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, the particular Trust Securities to be redeemed shall be selected at least 10 but not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Trust Securities not previously called for redemption on a pro rata basis or by any method the Trustee deems fair and appropriate; provided that so long as the Trust Securities are represented by Global Certificates, such selection shall be made in accordance with the procedures of the Depositary in accordance with its standard procedures therefor. The Trustee shall promptly notify the Security Registrar in writing of the Trust Securities selected for redemption.

(g)          NRG shall give written notice to the Trustee of any NRG Payment Date at least 10 days but not more than 60 days prior thereto (unless a shorter notice shall be satisfactory to the Trustee), except to the extent a shorter notice period is expressly required or contemplated in connection with a Change of Control Payment Date or as otherwise described herein.

(h)          Any redemption or notice of any redemption may, at NRG’s sole discretion, be revoked or postponed to a later date; provided that the Eligible Treasury Assets corresponding to the Trust Securities to be redeemed on such redemption date are not liquidated prior to such redemption date (and unconditional binding commitments to liquidate the Eligible Treasury Assets have likewise not been entered into).

Section 5.11           No Preemptive Rights. No Holder, by virtue of holding Trust Securities, shall have any preemptive or other right to subscribe to any additional Trust Securities.

Section 5.12           Status of the Trust Securities. Every Holder, by virtue of having become a Holder, shall be deemed to have expressly assented and agreed to the terms hereof and to have become party hereto. The Trust Securities shall be deemed to be personal property, giving only the rights provided herein. Ownership of the Trust Securities shall not entitle the Holder to any title in, or to the whole or any part of, the Trust Property or right to call for a partition or division of the same or for an accounting. The bankruptcy of a Holder during the continuance of the Trust shall not operate to terminate the Trust, nor entitle the representative of any bankrupt Holder to an accounting or to take any action in court or elsewhere against the Trust or the Trustee.

Section 5.13          CUSIP Numbers. The Trust, in issuing the Trust Securities, may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of dissolution as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Trust Securities or as contained in any notice of a dissolution and that reliance may be placed only on the other identification numbers printed on the Trust Securities, and any such dissolution shall not be affected by any defect in or omission of such numbers.

Section 5.14           Lists of Holders.

(a)          The Transfer Agent (if the Trustee is not acting in such capacity) shall provide the Trustee (i) by the end of the fourth Business Day after each Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders (a “List of Holders”) as of such Record Date, provided that the Transfer Agent shall not be obligated to provide such List of Holders if at any time the List of Holders does not differ from the most recent List of Holders given to the Trustee by the Transfer Agent, and (ii) a List of Holders at any time the Trustee requests a List of Holders, which List of Holders shall be provided to the Trustee by the Transfer Agent within 30 days of the Trustee delivering a written request for the List of Holders to the Transfer Agent, and which shall be no more than four Business Days old on the date it is delivered to the Trustee. The Trustee shall preserve, in as current a form as is reasonably practicable, all information contained in any List of Holders given to it or that it receives in its capacity as Paying Agent (if acting in such capacity), provided that the Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

(b)          The Trustee shall comply with the requirements of Section 312(b) of the Trust Indenture Act, as if the Trust Indenture Act applied to this Declaration.

Section 5.15           No Other Rights. Unless otherwise required by law, the Holders of Trust Securities shall not have any rights or preferences other than those specifically set forth in this Declaration and in the Certificates.

Section 5.16           Global Certificates. The provisions of this Section 5.16 shall apply only to Global Certificates:

(a)           Each Global Certificate executed and delivered under this Declaration shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Certificate shall constitute a single Certificate for all purposes of this Declaration.

(b)          If any Depositary elects to discontinue its services as securities depository with respect to the Trust Securities, the Trustee may appoint a successor Depositary at the written direction of NRG with respect to the Trust Securities.

(c)           Notwithstanding any other provision in this Declaration, no Global Certificate may be exchanged in whole or in part for Certificates registered, and no transfer of a Global Certificate in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Certificate or a nominee thereof unless (i) such Depositary has notified the Trust that it is unwilling or unable to continue as Depositary for such Global Certificate and no successor depositary shall have been appointed by the Trust within 90 days of such notice, (ii) if at any time such Depository has ceased to be a clearing agency registered under the Exchange Act at a time when such Depositary is required to be so registered to act as Depositary and no successor depositary shall have been appointed by the Trust within 90 days after the Trust becomes aware of such cessation, or (iii) the Trustee voluntarily elects to discontinue the use of the book-entry transfer system with the consent of at least a Majority of Holders. If Global Certificates are exchanged pursuant to this Section 5.16(c), Distributions may, at the Trust’s option, be paid by check mailed to the Persons entitled thereto as shown on the Register. Notwithstanding the foregoing, a Holder of 1,000 or more Trust Securities shall be entitled to receive Distributions, if any, on any Distribution Date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the Trust not less than 15 days prior to the Distribution Date. Any such wire transfer instructions received by the Trust shall remain in effect until revoked by such Holder.

(d)          Subject to Section 5.16(c), any exchange of a Global Certificate for other Certificates may be made in whole or in part, and all Certificates issued in exchange for a Global Certificate or any portion thereof shall be registered in such names as the Depositary for such Global Certificate shall direct.

(e)           Every Certificate executed and delivered upon registration of, transfer of, or in exchange for or in lieu of, a Global Certificate or any portion thereof, whether pursuant to this Section 5.16 or otherwise, shall be executed and delivered in the form of, and shall be, a Global Certificate, unless such Certificate is registered in the name of a Person other than the Depositary for such Global Certificate or a nominee thereof.

Article VI

GRANTOR TRUST

Section 6.1             Treatment as “Grantor” Trust. The offering of the Trust Securities is intended to be treated for United States federal income tax purposes as a financing wherein NRG directly owns the assets held in the Trust and issues indebtedness directly to the Holders (with a stated coupon equal to the coupon on the Senior Notes) (the “Intended Tax Treatment”). Because the applicable United States federal income tax reporting requirements are unclear and to mitigate any uncertainty if, contrary to such intention, NRG is treated as indirectly owning such assets through the Trust, NRG and the Trust agree to take the position for such reporting purposes that the Trust is a “grantor” trust and is not a partnership or an association subject to tax as a corporation, and that NRG is the sole “grantor” of the Trust and owner of the assets of the Trust. The provisions of this Declaration shall be interpreted to further this intention of the parties.

Article VII

ACCOUNTING AND RECORDS

Section 7.1             Annual Tax Information.

(a)          The Trustee shall cause the Trust to comply with information reporting and backup withholding requirements imposed on the Trust in connection with payments in respect of the Trust Securities. The Trustee shall undertake its information reporting and backup withholding obligations under this Section 7.1 consistent with Section 6.1 absent a change of law or a change in administrative guidance or interpretation by the IRS or any state or local taxing authority. Pursuant to the engagement letter of the accounting firm of Cover & Rossiter referenced in Section 2.6(a)(xxiv), Cover & Rossiter has agreed to notify the Trust and the Trustee if any future developments in the law or regulations would result in the Trust being required to prepare or file tax forms or returns that are different from those set forth in Section 7.1(b).  The Trust shall have no obligation to independently monitor developments in law or regulations and shall be entitled to conclusively rely on the advice of Cover & Rossiter or any successor accounting firm. If the Trustee receives such notification from Cover & Rossiter (or if NRG provides a similar notification), then promptly following the Trustee’s written request to NRG, NRG shall direct the Trustee in engaging Cover & Rossiter or another tax accounting firm to prepare such forms or returns.  The expenses of such tax accounting firm shall be treated as Trust Expenses for the purposes of this Declaration and the Trust Expense Reimbursement Agreement. In addition, the authorizations and protections set forth in Section 2.6(a)(xxiv) shall apply to the engagement of any such accounting firm.

(b)          The Trustee shall cause the Trust to collect from, and deliver to, NRG and the Holders all applicable tax forms as required by law.

(i)              In the case of NRG, the Trustee shall cause its accountants to prepare and file on a timely basis and at the expense of NRG IRS Form 1041 with respect to the Trust. The Trust may provide any Form 1041 to NRG for comment prior to submission to the IRS. Consistent with Section 6.1, such IRS Form 1041 shall contain only entity information with respect to NRG and contain no information in respect of income received by the Trust. Such income shall instead be shown on a separate statement attached to such IRS Form 1041 as income received by NRG. The Trustee shall also cause to be duly prepared and filed with the appropriate taxing authority any other annual United States federal income tax information return and any other annual income tax returns required to be filed on behalf of the Trust with any state or local taxing authority. The Trustee shall also cause the Trust to furnish NRG with any additional forms or information as shall be reasonably requested by NRG to assist NRG in fulfilling its information reporting and backup withholding obligations.

(ii)             In the case of the Holders, unless an exemption from information reporting and backup withholding applies with respect to a Holder (an “exempt recipient”), the Trustee shall cause the Trust to deliver to each Holder the appropriate IRS Form 1099, reflecting that income distributions from the Trust in respect of the Trust Securities are interest payments in respect of indebtedness of NRG paid by NRG to such Holder.

(c)          Not later than 30 days following the last day of each calendar quarter (each, a “statement date”), the Trustee shall provide NRG a statement of the assets held in the Trust as of the statement date or shall provide NRG with read-only on-line access to the position listings and transaction history with respect to the Trust Property Account, the Trust Notes Account and the Trust Collateral Account that contain valuations of the Eligible Treasury Assets provided by International Data Corporation (“IDC”) to the extent published by IDC. The Trustee shall have no obligation to verify or confirm IDC valuations.

Section 7.2             Certain Accounting Matters.

(a)          At all times during the existence of the Trust, the Trustee shall keep, or cause to be kept, full books of account, records and supporting documents, which shall reflect in reasonable detail each transaction of the Trust. The books of account shall be maintained on the accrual method of accounting, in accordance with generally accepted accounting principles, consistently applied.

(b)          So long as any of the Trust Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Trust shall, unless it becomes subject to and complies with Section 13 or 15(d) of the Exchange Act, provide or cause to be provided to each Holder of such restricted securities and to each prospective purchaser (as designated by such Holder) of such restricted securities, upon the request of such Holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Securities Act.

Article VIII

DISSOLUTION AND TERMINATION OF THE TRUST

Section 8.1             Dissolution and Termination of the Trust.

(a)          Following the termination of the LC Agreement, the Trust shall dissolve and liquidate in accordance with the Statutory Trust Act upon the date that is the earliest to occur of the following (the date of such earliest occurrence, the “Trust Dissolution Date”):

(i)            July 31, 2028 (or on the following Business Day if such date is not a Business Day);

(ii)            any date to which any Senior Notes held by the Trust have been accelerated as a result of an Event of Default under (and as defined in) the Indenture;

(iii)            if the Repurchase Right has been terminated, the settlement date of the exercise of the Issuance Right in respect of the entire Available Amount of Senior Notes or, if the Trust then holds the Maximum Amount of Senior Notes, the date the Repurchase Right is terminated;

(iv)            the date on which the Maximum Amount is reduced to zero as the result of any redemption of Senior Notes or Voluntary Exercise in respect of which NRG has made a Cash Settlement Election; and

(v)            before the issuance of any Trust Securities by the Trust, receipt by the Trustee of written instruction from the Depositor.

(b)          The Trustee shall give prompt notice to the Holders and each Rating Agency of any event that may result in a Trust Dissolution Date pursuant to Section 8.1(a)(ii), (iii) or (iv), including the receipt of (i) any Issuance Notice in respect of the entire Available Amount if the Repurchase Right has been terminated, (ii) any Automatic Exercise Notice or (iii) any notice of redemption of Senior Notes or any Issuance Notice in respect of which NRG has made a Cash Settlement Election that will, on the NRG Payment Date, reduce the Maximum Amount to zero, in each case, within five Business Days of a Responsible Officer’s receipt of a written notice of such events from NRG.

Section 8.2             Liquidation and Dissolution.

(a)          As soon as practicable after the Trust Dissolution Date, the Trustee shall liquidate the Eligible Treasury Assets (other than any Retained Eligible Treasury Assets) held by the Trust and seek to collect any amounts due under the Facility Agreement, the Trust Expense Reimbursement Agreement and any Senior Notes held by the Trust; provided that, if the Trust is dissolved pursuant to Section 8.1(a)(ii), (iii) or (iv), the Trustee shall only liquidate any Eligible Treasury Assets if and to the extent the amounts collected from other sources are not sufficient to pay or set aside for payment for the Trustee’s Fee and all Trust Expenses due and payable and the Trustee shall deliver the remaining Eligible Treasury Assets to NRG or, as the case may be, the Collateral Agent in respect of such exercise of the Issuance Right prior to distributing any Trust Property to the Holders or other creditors of the Trust.

(b)          (i) If the Trust is dissolved pursuant to Section 8.1(a)(ii) or (iii), after satisfying or setting aside for payment all amounts due as set forth in Section 8.2(c)(i) through (v), the Trustee shall (to the extent permitted by law) distribute the Senior Notes pro rata to the Holders of the Outstanding Trust Securities as soon as practicable after the Trust Dissolution Date. If the Trust is unable to satisfy or set aside for payment all amounts due as set forth in Section 8.2(c)(i) through (v) from the amounts received under the Facility Agreement, Trust Expense Reimbursement Agreement, payments under the Senior Notes and liquidation proceeds of any Eligible Treasury Assets that are not delivered to NRG or, as the case may be, the Collateral Agent pursuant to the exercise of the Issuance Right, in accordance with the Statutory Trust Act, as soon as practicable after the Trust Dissolution Date, the Trustee shall liquidate its remaining Trust Property, including the Senior Notes, in accordance with Section 8.2(d) to the extent necessary to cover all amounts due as set forth in Section 8.2(c)(i) through (v), and distribute any funds and any Senior Notes it then holds in accordance with the priorities set forth in Section 8.2(c).

(ii)             If the Trust is dissolved pursuant to Section 8.1(a)(i), the Trustee shall redeem all Outstanding Trust Securities on July 31, 2028 (or on the following Business Day if such date is not a Business Day) at a redemption price per Trust Security equal to the amount of principal and interest that would have been payable at maturity on $1,000 principal amount of Senior Notes, subject to the priorities set forth in Section 8.2(c). If the Trust is dissolved pursuant to Section 8.1(a)(iv), the Trustee shall make the Distributions on the NRG Payment Date, as set forth in Section 5.10. All such Distributions made pursuant to this Section 8.2(b)(ii) shall be made only after the Trustee satisfies or sets aside for payment all amounts due as set forth in Section 8.2(c)(i) through (v). If the Trust is unable to satisfy or set aside for payment all amounts due as set forth in Section 8.2(c)(i) through (v) from the amounts received under the Facility Agreement and Trust Expense Reimbursement Agreement and payments under the Senior Notes, in accordance with the Statutory Trust Act, as soon as practicable after the Trust Dissolution Date, the Trustee shall liquidate (A) any Eligible Treasury Assets then held by the Trust to the extent necessary to satisfy or set aside for payment all amounts as set forth in Section 8.2(c)(i) through (v) and (B) thereafter any Senior Notes then held by the Trust in accordance with Section 8.2(d), to the extent necessary to cover all amounts due as set forth in Section 8.2(c)(i) through (v), and distribute any funds it then holds in accordance with the priorities set forth in Section 8.2(c).

(c)          To the fullest extent permitted by the Statutory Trust Act, on the Liquidation Distribution Date, the Trustee shall distribute the Trust Property in accordance with the following priorities:

(i)              first, in satisfaction of the expenses of liquidation;

(ii)             second, in payment of any Trustee’s Fee and any Trust Expenses then due and payable;

(iii)            third, to NRG in satisfaction of any amounts then due and payable to NRG under the Facility Agreement;

(iv)            fourth, in satisfaction of any other outstanding obligations of the Trust then due and payable, pro rata among those creditors in accordance with the aggregate unpaid amount due to each;

(v)            fifth, to set aside any amounts required to reasonably provide for the payment of any known claims or contingent obligations pursuant to the Statutory Trust Act; and

(vi)            sixth, to the Holders, pro rata with respect to each Trust Security, subject to the provisions set forth in Section 8.2(k).

The date on which the Trustee is required to make any distributions as set forth in Section 8.2(b) or Section 8.2(d) shall be the “Liquidation Distribution Date”.

(d)          Notwithstanding Section 8.2(c), if the Trust Property includes Senior Notes on the Trust Dissolution Date, and if the Trustee determines that any Senior Notes must be liquidated in order to satisfy obligations of the Trust that rank prior to the Distributions to the Holders under Section 8.2(c)(vi), the Trustee shall not make any such Distribution pursuant to Section 8.2(c) until the date on which it has liquidated the Senior Notes to the extent necessary to cover all amounts due as set forth in Section 8.2(c)(i) through (v). Pending the distribution of the Trust Property, the Trustee shall hold the Trust Property, other than any Senior Notes held by the Trust, as provided in Section 2.6(c). To determine whether any Senior Notes must be liquidated, the Trustee shall assume that it shall apply all Trust Property, other than the Senior Notes and any Retained Eligible Treasury Assets, to all obligations and claims of the Trust ranking higher in order of priority than the rights of the Holders, and that the Senior Notes shall be liquidated only to the extent such other Trust Property is insufficient. If the Trustee determines that it must liquidate any of the Senior Notes, it shall liquidate such Senior Notes in accordance with commercially reasonable market standards and in compliance with applicable securities laws. The Trustee shall use commercially reasonable efforts (including retaining third-party agents at the expense of the Trust) to liquidate the Senior Notes as promptly as practicable, but in any event shall dispose of the Senior Notes held by the Trust no later than the 90th day following the Trust Dissolution Date. The Trustee shall distribute the proceeds received from any liquidation of Senior Notes pursuant to this Section 8.2(d) on the date on which the Trustee liquidates the required amount of Senior Notes; provided that a purchaser for such Senior Notes is available on such date.

(e)          Upon the occurrence of an event referred to in Section 8.1(a)(v), the Trustee shall proceed to wind up the affairs of the Trust, liquidate the Trust Property, apply the proceeds of such liquidation in the following order of priority and liquidate:

(i)              first, to the expenses of liquidation; and

(ii)            second, to the payment of the debts and liabilities of the Trust, as required by applicable law, including any outstanding expenses, fees or indemnity obligations owing to the Trustee.

(f)           For purposes of the application of this Section 8.2, all unrealized income, gain, loss and deduction of the Trust shall be treated as realized and recognized immediately before any such distributions.

(g)          If the Trustee receives any funds or other Trust Property after the Liquidation Distribution Date, the Trustee shall distribute such funds or other Trust Property in accordance with the priorities set forth in Section 8.2(c), not later than the third Business Day following its receipt of such funds or other Trust Property; provided, however, that if the Trustee receives such funds or other Trust Property in respect of any Retained Eligible Trust Asset, such funds or other Trust Property shall be distributed as required by the Pledge Agreement or as otherwise directed by NRG.

(h)          Unless a Majority of Holders or NRG determine otherwise, on the one-year anniversary of the Trust Dissolution Date, the Trustee shall (i) distribute any remaining Trust Property in kind or abandon such Trust Property and (ii) at the expense of the Depositor, file a certificate of cancellation of the Trust with the Secretary of State terminating the Trust.

(i)           To the extent consistent with the priorities established by this Article VIII, the Trustee may make liquidation distributions after the Trust Dissolution Date but prior to the Liquidation Distribution Date only pursuant to an amendment or waiver of this Declaration made in accordance with Section 10.3.

(j)           Once the assets of the Trust have been liquidated and distributed as set forth in this Section 8.2 and a certificate of cancellation has been filed by the Trustee as described above, the Trust shall be terminated in accordance with the Statutory Trust Act.

(k)           If pro rata distribution of the Senior Notes would result in any Holder being entitled to receive Senior Notes with an aggregate principal amount that is not a multiple of $1,000, then the Trustee shall round the principal amount of the Senior Notes deliverable to that Holder down to the nearest $1,000 and shall seek to liquidate any remaining Senior Notes and distribute the proceeds of those remaining Senior Notes to those Holders, pro rata in accordance with the principal amount of Senior Notes such Holder would have otherwise been entitled to receive.

Article IX

LIMITATION OF LIABILITY OF HOLDERS, THE TRUSTEE,
THE DELAWARE TRUSTEE OR OTHERS

Section 9.1             Liability; Indemnity.

(a)          The Trustee, the Delaware Trustee and NRG shall not be:

(i)              personally liable for the return of any portion of the investment of the Holders or any return thereon, all of which shall be made solely from assets of the Trust;

(ii)             required to pay to the Trust or to any Holder any deficit upon dissolution of the Trust or otherwise; or

(iii)            except as expressly set forth herein in the case of the Depositor, required to pay any fees or expenses relating to the operation of the Trust.

(b)          Pursuant to Section 3803(a) of the Statutory Trust Act, the Holders shall be entitled to the same limitation of personal liability extended to shareholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

(c)           (i) To the fullest extent permitted by applicable law, and (ii) to the extent NRG fails to indemnify any Indemnified Person (as defined herein) related to the Trustee, the Delaware Trustee or the Collateral Agent pursuant to the Trust Expense Reimbursement Agreement, the assets of the Trust shall be used to indemnify (A) the Trustee, (B) the Delaware Trustee (including in its individual capacity), (C) the Collateral Agent, (D) the Securities Intermediary, (E) any Affiliate of the Trustee or the Delaware Trustee and (F) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Trustee, the Delaware Trustee, the Collateral Agent, the Securities Intermediary or such Affiliates (each of the Persons in clause (A) through (F) being referred to as an “Indemnified Person”) for, and hold each Indemnified Person harmless against, any loss, obligation, action, damage, claim, liability, suit or proceeding whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnified Person may be involved, as a party or otherwise, by reason of its status as an Indemnified Person, or expense including taxes (other than taxes based on or determined (in whole or in part) by reference to the income of the Trustee, the Delaware Trustee, the Collateral Agent, the Securities Intermediary or such other Person) arising out of or in connection with the Trust, the acceptance or administration of the Trust or the Trust Property, or relating to this Declaration or any other document or agreement, including the Pledge Agreement and the Facility Agreement, entered into, by or on behalf of the Trust or the Trustee, including the costs, disbursements and expenses (including reasonable legal fees and expenses and fees and expenses incurred in connection with enforcement of indemnification rights) of defending itself against, or investigating any claim or liability in connection with, the exercise or performance of any of its powers or duties hereunder or any other such document or agreement and incurred without gross negligence, bad faith or willful misconduct on the part of such Indemnified Person. The obligation to indemnify as set forth in this Section 9.1(c) shall survive the satisfaction and discharge of this Declaration or the resignation or removal of the Trustee or the Delaware Trustee.

Section 9.2             Outside Businesses. Any of the Depositor, the Trustee, the Delaware Trustee, the Trustee’s officers, directors, shareholders, partners, members, representatives, employees, custodians, nominees, agents or Affiliates, and the Holders may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders shall have no rights by virtue of this Declaration in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. None of the foregoing Persons shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any such Person shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any of the foregoing Persons may engage or be interested in any financial or other transaction with NRG or any Affiliate of NRG, or may act as depository for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of NRG or its Affiliates.

Article X

VOTING; AMENDMENTS AND MEETINGS

Section 10.1           General. Except as provided in this Article X, the Holders shall not have any voting rights.

Section 10.2           Voting. The Holders shall be entitled to vote as a single class on all matters submitted to the vote of the Holders. Each Trust Security shall have one vote on all matters submitted to the vote of the Holders.

Section 10.3           Amendments.

(a)          No amendment to this Declaration shall be made, and any such purported amendment shall be void and ineffective:

(i)             unless, in the case of any purported amendment, the Trustee shall have first received an opinion of counsel (which may be in-house counsel for NRG) that such purported amendment is permitted by, and conforms to, the terms of this Declaration (including the terms of the Trust Securities);

(ii)             unless, in the case of any purported amendment that affects the rights, duties, powers, liabilities, indemnities or immunities of the Trustee, the Trustee shall have consented to such amendment;

(iii)            unless, in the case of any purported amendment that affects the rights, powers, liabilities, indemnities or immunities of the Delaware Trustee, the Delaware Trustee has consented in writing to such amendment;

(iv)            unless, in the case of any purported amendment that affects the rights of NRG, NRG shall have consented to such amendment; or

(v)             if the result of such amendment would be to:

(A)           cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes;

(B)            cause the Trust to be deemed to be an investment company required to be registered under the Investment Company Act; or

(C)           permit the Trust to invest in or hold any assets other than the Eligible Treasury Assets, the Senior Notes and its rights under the Transaction Agreements.

(b)          Section 2.11, Section 9.1(b), Section 10.2, this Section 10.3 and Section 10.4 shall not be amended without the unanimous consent of the Holders. In addition, if any proposed amendment would affect the rights of the Holders to receive Distributions on the Trust Securities in accordance with their terms, including Distributions in connection with a dissolution of the Trust, such amendment shall not be effective without the unanimous consent of the Holders. Any other amendment may be effected with the approval of the Majority of Holders voting on such matter, subject to the provisions set forth in Section 10.3(c).

(c)           Notwithstanding any other provision of this Declaration, this Declaration may be amended without the consent of the Holders:

(i)              to cure any ambiguity or correct any mistake or conform this Declaration to the description thereof in the Offering Memorandum;

(ii)             to correct or supplement any provision in this Declaration that may be defective or inconsistent with any other provision of this Declaration;

(iii)            as determined in good faith by an Authorized Officer, in an Officer’s Certificate (as defined in the Indenture; provided that any reference to the term “Trustee” in the definition of Officer’s Certificate in the Indenture shall be deemed to refer to the Trustee as defined in this Agreement) delivered to the Trustee, upon which the Trustee and the opinion of counsel referenced in Section 10.3(a)(i) are entitled to rely, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder in any material respect;

(iv)            to make any other change that may in the reasonable judgment of NRG be necessary or appropriate to prevent the occurrence of any Investment Company Act Event or P-Caps Tax Event, provided that such change would not change the timing or amount of any Distribution to the Holders or the United States federal income tax treatment of the Holders as the owners of indebtedness of NRG, either held directly or held through the Trust; or

(v)            to provide for uncertificated Trust Securities in addition to or in place of certificated Trust Securities (provided that such uncertificated Trust Securities are issued in registered form for U.S. tax purposes, including for purposes of Section 163(f) of the Code).

(d)          At the request of NRG, the Trust may consent to any amendment or modification of the Facility Agreement, the Pledge Agreement or Trust Expense Reimbursement Agreement, subject to obtaining any consent of Holders required by the terms of such agreement in respect of such amendment or modification.

(e)          The Trustee shall provide prompt written notice to the Holders and each Rating Agency of any amendment to or modification of any Transaction Agreement to which it is a party, other than any such amendment or modification that conforms such Transaction Agreement to the description thereof in the Offering Memorandum.

(f)           Prior to the execution of any amendment to this Trust Declaration or any Transaction Agreement to which the Trust is a party, the Trustee and the Delaware Trustee shall be entitled to receive and conclusively rely on an opinion of counsel, at the expense of the Trust, stating that the execution of such amendment is authorized or permitted by this Declaration and the Transaction Agreements and that all conditions precedent to the execution of such amendment have been satisfied. The Trustee and the Delaware Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Delaware Trustee own rights, duties or immunities under this Declaration.

Section 10.4          Certain Other Matters.

(a)           If the consent of the Holders or the holders of the Senior Notes is required, or would be required if the Senior Notes were outstanding, with respect to any amendment, modification or waiver of the terms of or rights or preferences under, or other matter in respect of the Senior Notes or the Indenture (whether or not the Trust is then holding any Senior Notes), any other securities that are part of the Trust Property or any other agreement to which the Trust is a party, the Trustee shall request the direction of the Holders of the Trust Securities with respect to such matter.

(b)           With respect to the Senior Notes and the Indenture (whether or not the Trust is then holding any Senior Notes), the Trustee shall only give its consent with respect to those matters if (i) a Majority of Holders consent thereto, in the case of any matter of the type that requires, or would require, the consent of holders of a majority of the outstanding Senior Notes or (ii) all Holders consent thereto, in the case of any matter of the type that requires, or would require, consent of all holders of Senior Notes. With respect to all other matters, and prior to taking any other legal action with respect to any Trust Property, the Trustee shall request the direction of the Holders with respect to such matter or legal action and shall act with respect to such matter or legal action as directed by a Majority of Holders. The Trustee shall not be obligated to take any action in accordance with the directions of the Holders under this Section 10.4 unless the Trustee has received an Opinion of Tax Counsel to the effect that for United States federal income tax purposes the Trust shall not be classified as an association or a publicly traded partnership taxable as a corporation after consummation of such action.

(c)           NRG agrees that it shall not amend the Indenture, as it would apply to the Senior Notes, after the issue date of the Trust Securities and at a time no Senior Notes are outstanding, except with respect to changes that would not require any vote by holders of Senior Notes if the Senior Notes were outstanding, without the consent of the Trustee, as directed by the Holders of the Trust Securities, as provided in Section 10.4(a) and (b).

Section 10.5          Meetings of the Holders.

(a)          Meetings of the Holders may be called at any time by the Trustee or as provided by this Declaration. Except to the extent otherwise provided in this Declaration, the following provisions shall apply to meetings of Holders.

(b)          Whenever a vote, consent or approval of Holders is permitted or required under this Declaration such vote, consent or approval may be given at a meeting of Holders, in person or by proxy, or by written consent.

(c)          Each Holder may authorize any Person to act for it by proxy on all matters in which such Holder is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Holder or its attorney-in-fact. Every proxy shall be revocable at the pleasure of the Holder executing it at any time before it is voted.

(d)          Each meeting of Holders shall be conducted by the Trustee or by such other Person that the Trustee may designate.

(e)          A quorum with respect to any such meeting shall not be less than 50% of the Holders entitled to vote at the meeting. The Trustee shall cause a notice of any meeting at which Holders are entitled to vote, or of any matter upon which action may be taken by written consent of such Holders, to be mailed to each Holder at least 10 days before such meeting. Each such notice shall include a statement setting forth (i) the date of such meeting or the date by which such action is to be taken, (ii) a description of any action proposed to be taken at such meeting on which such Holders are entitled to vote or of such matters upon which written consent is sought and (iii) instructions for the delivery of proxies or consents. Any and all meetings of Holders shall be held during normal business hours.

(f)           The Trustee shall establish all other provisions relating to meetings of Holders, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Holders, action by consent without a meeting, the establishment of a record date, quorum requirements (other than those set forth in Section 10.5(e)), voting in person or by proxy or any other matter with respect to the exercise of any such right to vote.

Article XI

REPRESENTATIONS OF THE TRUSTEE AND THE DELAWARE TRUSTEE

Section 11.1           Representations and Warranties of the Trustee. The Person that acts as initial Trustee represents and warrants to the Trust and to the Depositor and for the benefit of the Holders at the date of this Declaration, and each Successor Trustee represents and warrants to the Trust and the Depositor and for the benefit of the Holders at the time of the Successor Trustee’s acceptance of its appointment as Successor Trustee that:

(a)          The Trustee is a banking corporation, organized and authorized under the laws of the State of New York (or, in the case of a Successor Trustee, its jurisdiction of incorporation) to exercise corporate trust powers, duly organized, validly existing and in good standing under such laws, with power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.

(b)          The Trustee satisfies the requirements of Section 4.1(a).

(c)           The execution, delivery and performance by the Trustee of the Certificate of Trust and this Declaration have been duly authorized by all necessary corporate action on the part of the Trustee. This Declaration has been duly executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

(d)          The execution, delivery and performance of the Certificate of Trust and this Declaration by the Trustee does not conflict with or constitute a breach of the charter or Articles of Association or the By-laws of the Trustee.

(e)           No consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Trustee of the Certificate of Trust and this Declaration.

(f)           The Trustee, except as expressly provided or contemplated by this Declaration, shall not dispose of any Trust Property, or create, incur or assume, or suffer to exist as a result of its conduct any mortgage, pledge, hypothecation, encumbrance, lien or other charge or security interest upon the Trust Property.

Section 11.2           Representations and Warranties of the Delaware Trustee. The Delaware Trustee that acts as initial Delaware Trustee represents and warrants to the Trust and to the Depositor and for the benefit of the Holders at the date of this Declaration, and each Successor Delaware Trustee represents and warrants to the Trust and the Depositor and for the benefit of the Holders at the time of the Successor Delaware Trustee’s acceptance of its appointment as Delaware Trustee, that:

(a)          The Delaware Trustee fulfills the requirements of Section 3807 of the Statutory Trust Act and has the power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, this Declaration.

(b)          The Delaware Trustee has been authorized to execute, deliver and perform its obligations under the Certificate of Trust and this Declaration. This Declaration has been duly executed and delivered by the Delaware Trustee and constitutes a legal, valid and binding obligation of the Delaware Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency and other similar laws affecting creditors’ rights generally and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

(c)           No consent, approval or authorization of, or registration with or notice to, any State or Federal banking authority is required for the execution, delivery or performance by the Delaware Trustee of this Declaration.

(d)         The Delaware Trustee is an entity that has its principal place of business in the State of Delaware.

Article XII

MISCELLANEOUS

Section 12.1           Notices.

(a)          Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor in person, by registered or certified mail or by nationally recognized overnight courier, by facsimile or as a PDF attachment to an e-mail, addressed as follows (except that such notices, requests and other communications if given to the Trustee or the Delaware Trustee shall not be effective unless actually received by the Trustee or the Delaware Trustee, as the case may be, at the Corporate Trust Office or principal place of business of the Delaware Trustee, as the case may be):

If to the Trust at:

Alexander Funding Trust II

c/o Deutsche Bank Trust Company Americas

1 Columbus Circle, 17th Floor

Mail Stop: NYC01-1710

New York, NY 10019

USA

Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698

Facsimile: (732) 578-4635

Email: Sebastian-a.hidalgo@db.com

If to the Trustee at:

Deutsche Bank Trust Company Americas

Trust and Agency Services

1 Columbus Circle, 17th Floor

Mail Stop: NYC01-1710

New York, NY 10019

USA

Attn: Corporates Team, Alexander Funding Trust II, NRG Energy, AA5698

Facsimile: (732) 578-4635

Email: Sebastian-a.hidalgo@db.com

If to the Delaware Trustee at:

Deutsche Bank Trust Company Delaware

111 Continental Drive, Suite 102

Newark, DE 19713

Attention: Corporate Trust/Alexander Funding Trust II

If to S&P at:

S&P Global Ratings

55 Water Street

New York, New York 10041

If to Moody’s at:

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

New York, New York 10007

If to Fitch at:

Fitch Ratings Inc.

33 Whitehall Street

New York, NY 10004

If to the Depositor or NRG at:

NRG Energy, Inc.
804 Carnegie Place

Princeton, NJ 08540
Attention: Treasurer, Chief Financial Officer and General Counsel
E-Mail: ogc@nrg.com and LoanCompliance@nrg.com

With a copy to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Daniel Nam, Esq.

Email: dnam@whitecase.com

If to any Holder, at the address of such Holder set forth on the Register.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Depositor. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Depositor; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Depositor as a result of such reliance upon or compliance with such instructions or directions. The Depositor agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Any notice or other communication provided for herein to be given to a Rating Agency shall be provided as a matter of accommodation and no liability shall attach to the giver of such notice or other communication for the failure to deliver same or any defect in its contents.

(b)          Any such notice shall be effective upon delivery, if delivered in person; upon acknowledgement of receipt, if delivered by email transmission; on the fifth day after deposited in the mail, postage prepaid, if delivered by registered or certified mail; and on the day after deposit with a nationally recognized overnight courier, if delivered by overnight courier. Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto in accordance with this Section 12.1.

Section 12.2           GOVERNING LAW. THIS DECLARATION, THE TRUST SECURITIES AND THE RIGHTS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION THAT WOULD CALL FOR THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE; PROVIDED, HOWEVER, THAT THERE SHALL NOT BE APPLICABLE TO THE PARTIES HEREUNDER OR THIS DECLARATION ANY PROVISION OF THE LAWS (STATUTORY OR COMMON, OTHER THAN THE STATUTORY TRUST ACT) OF THE STATE OF DELAWARE PERTAINING TO TRUSTS THAT RELATE TO OR REGULATE, IN A MANNER INCONSISTENT WITH THE TERMS HEREOF, INCLUDING (A) THE FILING WITH ANY COURT OR GOVERNMENTAL BODY OR AGENCY OF TRUSTEE ACCOUNTS OR SCHEDULES OF TRUSTEE FEES AND CHARGES, (B) AFFIRMATIVE REQUIREMENTS TO POST BONDS FOR TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (C) THE NECESSITY FOR OBTAINING COURT OR OTHER GOVERNMENTAL APPROVAL CONCERNING THE ACQUISITION, HOLDING OR DISPOSITION OF REAL OR PERSONAL PROPERTY, (D) FEES OR OTHER SUMS PAYABLE TO TRUSTEES, OFFICERS, AGENTS OR EMPLOYEES OF A TRUST, (E) THE ALLOCATION OF RECEIPTS AND EXPENDITURES TO INCOME OR PRINCIPAL, (F) RESTRICTIONS OR LIMITATIONS ON THE PERMISSIBLE NATURE, AMOUNT OR CONCENTRATION OF TRUST INVESTMENTS OR REQUIREMENTS RELATING TO THE TITLING, STORAGE OR OTHER MANNER OF HOLDING OR INVESTING TRUST ASSETS, OR (G) THE ESTABLISHMENT OF FIDUCIARY OR OTHER STANDARDS OR RESPONSIBILITY OR LIMITATIONS ON THE ACTS OR POWERS OF THE TRUSTEE THAT ARE INCONSISTENT WITH THE LIMITATIONS OR LIABILITIES OR AUTHORITIES AND POWERS OF THE TRUSTEE HEREUNDER AS SET FORTH OR REFERENCED IN THIS TRUST DECLARATION. SECTIONS 3540 AND 3561 OF TITLE 12 OF THE DELAWARE CODE SHALL NOT APPLY TO THE TRUST.

Section 12.3           Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Declaration or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in any other court of the State of Delaware or in the United States District Court for the District of Delaware, and each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding which is brought in any of those courts has been brought in an inconvenient forum. Each of the parties hereto unconditionally agrees, to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process. Process in any suit, action or proceeding may be served on any party hereto anywhere in the world, whether within or without the jurisdiction of any of the named courts and such service shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party within the State of Delaware.

Section 12.4           WAIVER OF TRIAL BY JURY. THE PARTIES HERETO AND THE HOLDERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS DECLARATION OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.5           Enforceability. If any provision of this Declaration, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Declaration, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 12.6           Counterparts. This Declaration may contain more than one counterpart of the signature page and this Declaration may be executed by the affixing of the signatures of the Trustee, the Delaware Trustee and a duly authorized officer of the Depositor to one of such counterpart signature pages. The words “execution”, “signed”, “signature”, and words of like import in this Declaration shall include electronic signatures (including without limitation, Diligent, DocuSign and AdobeSign or any other similar platform identified by NRG and reasonably available at no undue burden or expense to the Trustee, with respect to the signatures of the Trustee) and such electronic signature procedures shall apply to all documents related to this Declaration, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of Trust Securities or the wire transfer of funds or other communications. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page. The exchange of copies of this Declaration and of signature pages by email transmission of PDF files shall constitute effective execution and delivery of this Declaration as to the parties hereto and may be used in lieu of the original Declaration for all purposes. Signatures of the parties hereto transmitted by email transmission of PDF files shall be deemed to be their original signatures for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Declaration of Trust to be executed as of the day and year first above written.

NRG ENERGY, INC., as
Depositor and in its individual capacity

By:	/s/ Kevin L. Cole
	Name:	Kevin L. Cole
	Title:	Sr. Vice President, Treasurer & Head of Investor Relations

[Signature Page to Amended & Restated Declaration of Trust]

Deutsche Bank Trust Company Americas,
as Trustee

By:	/s/ Robert Peschler
	Name:	Robert Peschler
	Title:	Vice President

By:	/s/ Sebastian Hidalgo
	Name:	Sebastian Hidalgo
	Title:	Assistant Vice President

[Signature Page to Amended & Restated Declaration of Trust]

Deutsche Bank Trust Company Delaware,
as Delaware Trustee

By:	/s/ John Zentar
	Name:	John Zentar
	Title:	Associate

By:	/s/ Chad Jones
	Name:	Chad Jones
	Title:	Vice President

[Signature Page to Amended & Restated Declaration of Trust]

Exhibit A

certificate of trust

Exhibit B

Form of Certificate

Exhibit C

Form of Pledge Agreement

Exhibit D

Form of Facility Agreement

Exhibit E

Form of Trust Expense Reimbursement Agreement

Exhibit F

Form of Engagement Letter of Cover & Rossiter

EXHIBIT G

CUSIPs, Face Amount and Purchase Price of the Eligible Treasury Assets on the Date Hereof